Exhibit 10.10

Execution Version

INTERCREDITOR AGREEMENT

dated as of July 27, 2012

among

PC INTERMEDIATE HOLDINGS, INC.,

PC MERGER SUB, INC.

(to be merged with and into PARTY CITY HOLDINGS INC.),

PC FINANCE SUB, INC. (to be merged with and into PARTY CITY CORPORATION),

and

the other GRANTORS from time to time party hereto,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Revolving Facility Agent,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Term Loan Agent

(i)

Table of Contents

(continued)

Page
6.14. No Third Party Beneficiaries	63
6.15. Provisions Solely to Define Relative Rights	63
6.16. Additional Grantors	64
6.17. Avoidance Issues	64
6.18. Subrogation	64

Exhibit A Form of Intercreditor Agreement Joinder

(ii)

This INTERCREDITOR AGREEMENT is dated as of July 27, 2012 and is by and among PC Intermediate Holdings, Inc. a Delaware corporation (“Holdings”), PC Merger Sub, Inc., a Delaware corporation (to be merged with and into Party City Holdings Inc., a Delaware corporation and referred to herein as the “Borrower Agent”), PC Finance Sub, Inc., a Delaware corporation (to be merged with and into Party City Corporation, a Delaware corporation and referred to herein as the “Subsidiary Borrower”), the other Grantors (as defined in Section 1.1) from time to time party hereto, Deutsche Bank Trust Company Americas (“DBTCA”), as Revolving Facility Security Agent (as defined below), and DBTCA, as Term Loan Security Agent (as defined below). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in Section 1 below.

RECITALS:

WHEREAS, Holdings, each Borrower and each other Grantor has entered into a Credit Agreement, dated as of July 27, 2012 (as amended, supplemented, restated, amended and restated, modified and/or Refinanced from time to time, the “Revolving Facility Credit Agreement”), among Holdings, each Borrower, each other Grantor, the lenders from time to time party thereto (the “Revolving Facility Lenders”), DBTCA, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Revolving Facility Administrative Agent”, DBTCA, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Revolving Facility Security Agent”) and the other parties referred to therein;

WHEREAS, pursuant to the various Revolving Facility Documents, (i) certain of the Grantors have provided guarantees for the Revolving Facility Obligations and (ii) the Grantors have provided security for the Revolving Facility Obligations;

WHEREAS, Holdings, each Borrower and each other Grantor have entered into a Credit Agreement, dated as of the date hereof (as amended, supplemented, restated, amended and restated, modified and/or Refinanced from time to time, the “Term Loan Credit Agreement” and, together with the Revolving Facility Credit Agreement, the “Credit Agreements”), among Holdings, each Borrower, each other Grantor, the lenders from time to time party thereto (the “Term Loan Lenders” and, together with the Revolving Facility Lenders, the “Lenders”), DBTCA, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Term Loan Administrative Agent” and together with the Revolving Facility Administrative Agent, the “Administrative Agents”), DBTCA, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Term Loan Security Agent” and, together with the Revolving Facility Security Agent, the “Security Agents” and, together with the Administrative Agents, the “Agents”) and the other parties referred to therein;

WHEREAS, pursuant to the various Term Loan Documents, (i) certain of the Grantors have provided guarantees for the Term Loan Obligations and (ii) the Grantors have provided security for the Term Loan Obligations;

WHEREAS, Holdings, each Borrower and the other Grantors intend to secure the Revolving Facility Obligations under the Revolving Facility Credit Agreement and any other Revolving Facility Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the Revolving Facility First Lien Collateral and a Second Priority Lien on the Term Loan First Lien Collateral; and

WHEREAS, Holdings, each Borrower and the other Grantors intend to secure the Term Loan Obligations under the Term Loan Credit Agreement and any other Term Loan Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the Term Loan First Lien Collateral and a Second Priority Lien on the Revolving Facility First Lien Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Definitions.

1.1. Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Administrative Agents” shall have the meaning set forth in the recitals hereto.

“Additional Debt” shall have the meaning set forth in Section 6.3(b).

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of a Sponsor and no Agent, Lender (other than an Affiliated Lender or a Debt Fund Affiliate, in each case as defined in the Term Loan Credit Agreement, as originally in effect) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any Subsidiary thereof.

“Agents” shall have the meaning set forth in the recitals hereto.

“Agreement” shall mean this Intercreditor Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code, and any similar federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

“Borrower Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowers” shall mean the Borrower Agent, the Subsidiary Borrower and each additional Borrower under (and as defined in) the Revolving Facility Credit Agreement from time to time.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, person or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor or Secured Party consisting of cash and checks.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Collateral” shall mean all property (whether real, personal, movable or immovable) now or hereafter acquired and wherever located (and Proceeds thereof) with respect to which any security interests have been granted (or purported to be granted) by any Grantor pursuant to any Security Document.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Comparable Revolving Facility Security Document” shall mean, in relation to any Collateral subject to any Lien created under any Term Loan Security Document, that Revolving Facility Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be amended, restated, amended and restated, modified, renewed, extended, refunded, replaced, Refinanced or otherwise supplemented, from time to time in accordance with the terms hereof, thereof and the Credit Agreements.

“Comparable Term Loan Security Document” shall mean, in relation to any Collateral subject to any Lien created under any Revolving Facility Security Document, that Term Loan Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be amended, restated, amended and restated, modified, renewed, extended, refunded, replaced, Refinanced or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the Credit Agreements.

“Contract Rights” shall mean all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreements or contracts for Banking Services (each such term as defined in each Credit Agreement), licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyrights” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Agreements” shall have the meaning set forth in the recitals hereto.

“Credit Bid Rights” means, (a) in respect of any order relating to a sale of assets constituting Revolving Facility First Lien Collateral in any Insolvency or Liquidation Proceeding, that (i) such order grants the Term Loan Security Agent and the Term Loan Secured Parties (individually and in any combination, subject to the terms of the Term Loan Documents) the right to bid at the sale of such assets and the right to offset its claims secured by Term Loan Liens upon such assets against the purchase price of such assets if (A) the bid of the Term Loan Security Agent or such Term Loan Secured Parties is the highest bid or otherwise determined by a court to be the best offer at a sale, (B) the Term Loan Security Agent or such Term Loan Secured Parties provide evidence of financing adequate to close the sale and (C) the bid of the Term Security Agent or such Term Loan Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay or satisfy in full in cash all unpaid Revolving Facility Obligations (including the discharge or cash collateralization of all outstanding letters of credit constituting Revolving Facility Obligations and all Revolving Facility Bank Product Obligations constituting Revolving Facility Obligations but excluding unasserted contingent obligations in respect of indemnities and expense reimbursement) and to satisfy all Liens entitled to priority over the Revolving Facility Liens that attach to the Proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the Term Loan Security Agent and the Term Loan Secured Parties in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights, and (b) in respect of any order relating to a sale of assets constituting Term Loan First Lien Collateral in any Insolvency or Liquidation Proceeding, that (i) such order grants the Revolving Facility Security Agent and the Revolving Facility Secured Parties (individually and in any combination, subject to the terms of the Revolving Facility Documents) the right to bid at the sale of such assets and the right to offset its claims secured by Revolving Facility Liens upon such assets against the purchase price of such assets if (A) the bid of the Revolving Facility Security Agent or such Revolving Facility Secured Parties is the highest bid or otherwise determined by a court to be the best offer at a sale, (B) the Revolving Facility Security Agent or such Revolving Facility Secured Parties provide evidence of financing adequate to close the sale and (C) the bid of the Revolving Facility Security Agent or such Revolving Facility Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay all unpaid Term Loan Obligations (except unasserted contingent obligations in respect of indemnities and expense reimbursement) and to satisfy all Liens entitled to priority over the Term Loan Liens that attach to the Proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the Revolving Facility Security Agent and the Revolving Facility Secured Parties in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.

“DBTCA” shall have the meaning set forth in the introductory paragraph hereof.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Defaulting Revolving Facility Secured Party” shall have the meaning set forth in Section 3.4(g).

“Defaulting Term Loan Secured Party” shall have the meaning set forth in Section 2.4(g).

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap collar and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.

“Discharge of Revolving Facility Obligations” shall mean, except to the extent otherwise provided in Section 3.4(f), the occurrence of all of the following:

(i) termination or expiration of all commitments to extend credit that would constitute Revolving Facility Obligations;

(ii) payment in full in cash of the principal of and interest and premium (if any) on all Revolving Facility Obligations (other than any undrawn letters of credit) and all amounts then due and payable under any Revolving Facility Secured Hedging Agreements and Revolving Facility Bank Product Obligations;

(iii) discharge or cash collateralization (at 100% of the aggregate undrawn amount) of all outstanding letters of credit constituting Revolving Facility Obligations; and

(iv) payment in full in cash of all other Revolving Facility Obligations that are outstanding and unpaid at the time the termination, expiration, discharge and/or cash collateralization set forth in clauses (i) through (iii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Term Loan Obligations” shall mean, except to the extent otherwise provided in Section 2.4(f), the occurrence of all of the following:

(i) termination or expiration of all commitments to extend credit that would constitute Term Loan Obligations;

(ii) payment in full in cash of the principal of and interest and premium (if any) on all Term Loan Obligations and all amounts then due and payable under any Term Loan Secured Hedging Agreements; and

(iii) payment in full in cash of all other Term Loan Obligations that are outstanding and unpaid at the time the termination, expiration and/or discharge set forth in clauses (i) and (ii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Domestic Subsidiaries” shall mean all Subsidiaries of any Person incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC. “Eligible Revolving Facility Purchaser” shall have the meaning set forth in Section 2.4(g).

“Eligible Term Loan Purchaser” shall have the meaning set forth in Section 3.4(g).

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“ERISA” shall mean the Employment Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Excluded Subsidiary” shall have the meaning provided in the Term Loan Credit Agreement (as originally in effect).

“First Priority” shall mean, (i) with respect to any Lien purported to be created on any Revolving Facility First Lien Collateral pursuant to any Revolving Facility Security Document, that such Lien is prior in right to any other Lien thereon, other than any Revolving Facility Permitted Liens (excluding Revolving Facility Permitted Liens of the type described in Sections 6.02(t), (o) and (u) of the Revolving Facility Credit Agreement as originally in effect) applicable to such Revolving Facility First Lien Collateral which have priority over the respective Liens on such Revolving Facility First Lien Collateral created pursuant to the relevant Revolving Facility Security Document and (ii) with respect to any Lien purported to be created on any Term Loan First Lien Collateral pursuant to any Term Loan Security Document, that such Lien is prior in right to any other Lien thereon, other than any Term Loan Permitted Liens (excluding Term Loan Permitted Liens of the type described in Sections 6.02(t) and (o)(ii) of the Term Loan Credit Agreement as originally in effect) applicable to such Term Loan First Lien Collateral which have priority over the respective Liens on such Term Loan First Lien Collateral created pursuant to the relevant Term Loan Security Document.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” shall mean Holdings, each Borrower and each of the Borrower Agent’s Domestic Subsidiaries (other than Excluded Subsidiaries) that have executed and delivered, or may from time to time hereafter execute and deliver, a Revolving Facility Security Document or a Term Loan Security Document.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (f) any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the date hereof or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hedge Agreement” shall mean any agreement with respect to any Derivative Transaction between any Borrower or any Subsidiary and any other Person.

“Indebtedness” as applied to any Person, shall mean, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP (as in effect on the date hereof for purposes of this clause (b)); (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet in accordance with GAAP, (x) any such obligations incurred under ERISA, (y) trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock, and (i) all net obligations of such Person in respect of any Derivative Transaction (as such term and any component definitions thereof are defined in the Term Loan Credit Agreement, as originally in effect), including, without limitation, any Hedge Agreement, whether or not entered into for hedging or speculative purposes.

“Insolvency or Liquidation Proceeding” shall mean any of the following: (i) the filing by any Grantor of a voluntary petition in bankruptcy under any provision of any Bankruptcy Law (including, without limitation, the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (ii) the admission in writing by such Grantor of its inability to pay its debts generally as they become due; (iii) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Grantor or all or a material part of such Grantor’s assets; (iv) the filing of any petition against such Grantor under any Bankruptcy Law (including, without limitation, the Bankruptcy Code) or other receivership or insolvency law, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; or (v) the general assignment by such Grantor for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Revolving Facility Security Agent or the Term Loan Security Agent is the loss payee or additional insured thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean any and all Licenses, Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, Trade Secrets and customer lists.

“Intercreditor Agreement Joinder” shall mean an agreement substantially in the form of Exhibit A hereto.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Investment Related Property” shall mean (i) any and all Investment Property and (ii) any and all Pledged Collateral (regardless of whether classified as investment property under the UCC).

“Lenders” shall have the meaning set forth in the recitals hereto.

“Licenses” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets or (5) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing) in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“New Revolving Facility Security Agent” shall have the meaning set forth in Section 3.4(f).

“New Term Loan Agent” shall have the meaning set forth in Section 2.4(f).

“Patents” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Permitted Refinancing” shall mean, with respect to any Indebtedness under the Term Loan Documents or the Revolving Facility Documents, the Refinancing of such Indebtedness (“Refinancing Indebtedness”) in accordance with the requirements of the Term Loan Credit Agreement and the Revolving Facility Credit Agreement.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Collateral” means Pledged Stock, Pledged Notes or other Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to an Agent pursuant to a Revolving Facility Security Document or a Term Loan Security Document, excluding any items specifically excluded from the definition of Collateral.

“Pledged Notes” shall mean, with respect to any Grantor, all promissory notes at any time issued by a Borrower or any Subsidiary thereof and held or owned by such Grantor.

“Pledged Revolving Facility First Lien Collateral” shall have the meaning set forth in Section 3.4(e).

“Pledged Stock” shall mean, with respect to any Grantor, the shares of Capital Stock pledged by such Grantor pursuant to the Revolving Facility Pledge and Security Agreement and the Term Loan Pledge and Security Agreement (as applicable), as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any issuer of such Capital Stock that may be issued or granted to, or held by, such Grantor while either the Revolving Facility Pledge and Security Agreement or the Term Loan Pledge and Security Agreement is in effect.

“Pledged Term Loan First Lien Collateral” shall have the meaning set forth in Section 2.4(e).

“Proceeds” shall have the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (iii) any and all proceeds of Pledged Collateral including dividends or other income from, and proceeds of, Pledged Collateral, collection thereon or distributions or payments with respect thereto and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Processing and Sale Period” shall have the meaning set forth in Section 4.3(a).

“Recovery” shall have the meaning set forth in Section 6.17.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall have the meaning set forth in the definition of “Permitted Refinancing”.

“Revolving Facility Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Revolving Facility Bank Product Agreements” shall mean each agreement or other document governing or evidencing Revolving Facility Bank Product Obligations.

“Revolving Facility Bank Product Creditor” shall mean each provider of “Banking Services” (as that term is defined in the Revolving Facility Credit Agreement (as originally in effect)).

“Revolving Facility Bank Product Obligations” means the “Banking Services Obligations,” as that term is defined in the Revolving Facility Credit Agreement (as originally in effect).

“Revolving Facility Collateral Priority Lien” shall have the meaning set forth in Section 3.4(a).

“Revolving Facility Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Revolving Facility DIP Financing” shall have the meaning set forth in Section 3.5(a).

“Revolving Facility Documents’ shall mean (x) the Revolving Facility Credit Agreement and the other Loan Documents (as defined in the Revolving Facility Credit Agreement) and (y) each of the other agreements, documents and instruments providing for or evidencing any Revolving Facility Obligations (including any Permitted Refinancing of any Revolving Facility Obligations), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing (but excluding, for the avoidance of doubt, any documents entered into in connection with an Revolving Facility DIP Financing or a Term Loan DIP Financing).

“Revolving Facility First Lien Collateral” shall mean all interests of each Grantor in the following Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or Proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation Proceeds with respect to the following, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

(i) all Accounts, but for purposes of this clause (i) excluding rights to payment for any property which specifically constitutes Term Loan First Lien Collateral which has been or is to be sold, leased, licensed, assigned or otherwise disposed of;

(ii) all Chattel Paper;

(iii) all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained with any bank or other financial institution and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing (in each case, other than the Term Proceeds Account, all monies, securities, Instruments and other investments held in the Term Proceeds Account or credited to the Term Proceeds Account which constitute Term Loan First Lien Collateral and all identifiable Proceeds of any Term Loan First Lien Collateral);

(iv) all Inventory;

(v) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (iv), all General Intangibles, letters of credit (whether or not the respective letter of credit is evidenced by a writing), Letter-of-Credit Rights, Instruments and Documents; provided that to the extent any of the foregoing also relates to Term Loan First Lien Collateral, only that portion related to the items referred to in the preceding clauses (i) through (iv) as being included in the Revolving Facility First Lien Collateral shall be included in the Revolving Facility First Lien Collateral;

(vi) to the extent relating to any of the items referred to in the preceding clauses (i) through (v), all Insurance; provided that to the extent any of the foregoing also relates to Term Loan First Lien Collateral only that portion related to the items referred to in the preceding clauses (i) through (v) as being included in the Revolving Facility First Lien Collateral shall be included in the Revolving Facility First Lien Collateral;

(vii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vi), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Term Loan First Lien Collateral only that portion related to the items referred to in the preceding clauses (i) through (vi) as being included in the Revolving Facility First Lien Collateral shall be included in the Revolving Facility First Lien Collateral;

(viii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vii), all Commercial Tort Claims; provided that to the extent any of the foregoing also relates to Term Loan First Lien Collateral only that portion related to the items referred to in the preceding clauses (i) through (vii) as being included in the Revolving Facility First Lien Collateral shall be included in the Revolving Facility First Lien Collateral;

(ix) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(x) all Cash Proceeds and, solely to the extent not constituting Term Loan First Lien Collateral, non-Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including without limitation, all insurance Proceeds) and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing;

provided, however that (i) if Collateral of any type is received in exchange for Revolving Facility First Lien Collateral in accordance with the terms of the Revolving Facility Documents, such Collateral will be treated as Revolving Facility First Lien Collateral and (ii) if Collateral of any type is received in exchange for Term Loan First Lien Collateral in accordance with the terms of the Term Loan Documents, such Collateral will be treated as Term Loan First Lien Collateral.

“Revolving Facility First Lien Collateral Enforcement Actions” shall have the meaning set forth in Section 4.3(a).

“Revolving Facility First Lien Collateral Processing and Sale Period” shall have the meaning set forth in Section 4.3(a).

“Revolving Facility Hedging Creditor” shall mean each counterparty to any Revolving Facility Secured Hedging Agreement (other than a Grantor).

“Revolving Facility Lenders” shall have the meaning set forth in the recitals hereto.

“Revolving Facility Lien” means any Lien created by the Revolving Facility Documents.

“Revolving Facility Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor from time to time owed to the Revolving Facility Secured Parties or any of them, under any Revolving Facility Document (including any Revolving Facility Document in respect of a Permitted Refinancing of any Revolving Facility Obligations), including, without limitation, all “Secured Obligations” or similar term as defined in the Revolving Facility Credit Agreement and whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Holdings or any of its Subsidiaries, would have accrued on any Revolving Facility Obligation (including any Permitted Refinancing of any Revolving Facility Obligations), at the rate provided in the respective documentation, whether or not a claim is allowed against such Person for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit, fees, expenses, indemnification or otherwise, and including any obligations in respect of Additional Debt which are designated as “Revolving Facility Obligations”.

“Revolving Facility Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the Revolving Facility Credit Agreement (as originally in effect).

“Revolving Facility Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement dated as of the date hereof, among Holdings, each Borrower, each other Grantor and the Revolving Facility Security Agent, as amended, supplemented, restated, amended and restated and/or modified from time to time.

“Revolving Facility Secured Hedging Agreement” shall mean any Hedge Agreement with respect to Secured Hedging Obligations (as each such term is (and the component definitions as used therein are) defined in the Revolving Facility Credit Agreement (as originally in effect)).

“Revolving Facility Secured Parties” shall mean (a) the lenders (including, in any event, each letter of credit issuer and each swingline lender), agents and arrangers under the Revolving Facility Credit Agreement and shall include all former lenders, agents and arrangers under the Revolving Facility Credit Agreement to the extent that any Revolving Facility Obligations owing to such Persons were incurred while such Persons were lenders, agents or arrangers under the Revolving Facility Credit Agreement or Revolving Facility Hedging Creditors and such Revolving Facility Obligations have not been paid or satisfied in full, (b) the Revolving Facility Bank Product Creditors and the Revolving Facility Hedging Creditors, and (c) all new Revolving Facility Secured Parties to the extent set forth in Section 3.4(f).

“Revolving Facility Security Agent” shall have the meaning set forth in the recitals hereto and includes any New Revolving Facility Security Agent to the extent set forth in Section 3.4(f).

“Revolving Facility Security Documents” shall mean the Revolving Facility Pledge and Security Agreement, the other Collateral Documents (as defined in the Revolving Facility Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Facility Obligations (including any Permitted Refinancing of any Revolving Facility Obligations) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Revolving Facility Standstill Period” shall have the meaning set forth in Section 2.2(a).

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Second Priority” shall mean, (i) with respect to any Lien purported to be created on any Term Loan First Lien Collateral pursuant to the Revolving Facility Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens of the type permitted pursuant to Section 6.02(t) of the Revolving Facility Credit Agreement as originally in effect, (y) Term Loan Permitted Liens of the type permitted to be prior to the Liens on the Term Loan First Lien Collateral in accordance with clause (ii) of the definition “First Priority” contained herein and (z) any Lien on Term Loan First Lien Collateral that is permitted to be pari passu with the Term Loan Security Agent’s Lien in the Term Loan First Lien Collateral and (ii) with respect to any Lien purported to be created on any Revolving Facility First Lien Collateral pursuant to the Term Loan Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens of the type permitted pursuant to Section 6.02(t) of the Term Loan Credit Agreement as originally in effect, (y) Revolving Facility Permitted Liens of the type permitted to be prior to the Liens on the Revolving Facility First Lien Collateral in accordance with clause (i) of the definition “First Priority” contained herein and (z) any Lien on Revolving Facility First Lien Collateral that is permitted to be pari passu with the Term Loan Security Agent’s Lien in the Revolving Facility First Lien Collateral.

“Secured Parties” shall mean, collectively, the Revolving Facility Secured Parties and the Term Loan Secured Parties.

“Securities” shall have the meaning set forth in Article 8 of the UCC.

“Securities Accounts” shall have the meaning set forth in Article 8 of the UCC.]

“Securities Entitlements” shall have the meaning set forth in Article 8 of the UCC.

“Security Agents” shall have the meaning set forth in the recitals hereto.

“Security Document” shall mean any Revolving Facility Security Document or any Term Loan Security Document.

“Sponsors” shall have the meaning set forth in the Revolving Facility Credit Agreement and the Term Loan Credit Agreement (each as originally in effect).

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in Article 9 of the UCC.

“Term Loan Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Term Loan Collateral Priority Lien” shall have the meaning set forth in Section 2.4(a).

“Term Loan Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Term Loan DIP Financing” shall have the meaning set forth in Section 2.5(a).

“Term Loan Documents” shall mean (x) the Term Loan Credit Agreement and the other Loan Documents (as defined in the Term Loan Credit Agreement), (y) each Term Loan Secured Hedging Agreement and (z) each of the other agreements, documents and instruments providing for or evidencing any Term Loan Obligation (including any Permitted Refinancing of any Term Loan Obligation), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing (but excluding, for the avoidance of doubt, any documents agreement entered into in connection with an Revolving Facility DIP Financing or a Term Loan DIP Financing).

“Term Loan Hedging Creditor” shall mean each counterparty to any Term Loan Secured Hedging Agreement (other than a Grantor).

“Term Loan Lenders” shall have the meaning set forth in the recitals to this Agreement.

“Term Loan Lien” shall mean any Lien created by the Term Loan Security Documents.

“Term Loan Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Term Loan Secured Parties or any of them, under any Term Loan Document (including any Term Loan Document in respect of a Permitted Refinancing of any Term Loan Obligations), including, without limitation, all “Secured Obligations” or similar term as defined in the Term Loan Credit Agreement and whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Term Loan Obligation (including any Permitted Refinancing of any Term Loan Obligations) at the rate provided in the respective documentation, whether or not a claim is allowed against Holdings or any of its Subsidiaries for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit, fees, expenses, indemnification or otherwise, and including any obligations in respect of Additional Debt which are designated as “Term Loan Obligations”.

“Term Loan Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the Term Loan Credit Agreement as originally in effect.

“Term Loan First Lien Collateral” shall mean all interests of each Grantor in the following Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or Proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation Proceeds with respect to the following, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

(i) the Term Proceeds Account, and all cash, money, securities and other investments deposited therein;

(ii) all Equipment;

(iii) all Fixtures;

(iv) all General Intangibles, including, without limitation, Contracts, together with all Contract Rights arising thereunder (in each case other than General Intangibles evidencing or governing Revolving Facility First Lien Collateral);

(v) all letters of credit (whether or not the respective letter of credit is evidenced by a writing), Letter-of-Credit Rights, Instruments and Documents (except to the extent evidencing or governing or attached or related to (to the extent so attached or related) Revolving Facility First Lien Collateral);

(vi) without duplication, all Investment Related Property, all Securities, all Security Entitlements and all Securities Accounts (in each case, other than any Collateral specifically listed as Revolving Facility First Lien Collateral and other than any Supporting Obligations supporting Revolving Facility First Lien Collateral);

(vii) all Intellectual Property;

(viii) except to the extent constituting, or relating to, Revolving Facility First Lien Collateral, all Commercial Tort Claims;

(ix) all real property (including, if any, leasehold interests) on which the Grantors are required to provide a Lien to the Term Loan Secured Parties pursuant to the Term Loan Credit Agreement and any title insurance with respect to such real property (other than title insurance actually obtained by the Revolving Facility Security Agent in respect of such real property) and the Proceeds thereof;

(x) except to the extent constituting, or relating to, the Revolving Facility First Lien Collateral, all other personal property (whether tangible or intangible) of such Grantor;

(xi) to the extent constituting, or relating to, any of the items referred to in the preceding clauses (i) through (x), all Insurance; provided that to the extent any of the foregoing also relates to Revolving Facility First Lien Collateral only that portion related to the items referred to in the preceding clauses (i) through (x) as being included in the Term Loan First Lien Collateral shall be included in the Term Loan First Lien Collateral;

(xii) to the extent relating to any of the items referred to in the preceding clauses (i) through (xi), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Revolving Facility First Lien Collateral only that portion related to the items referred to in the preceding clauses (i) through (xi) as being included in the Term Loan First Lien Collateral shall be included in the Term Loan First Lien Collateral;

(xiii) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; provided that to the extent any of such material also relates to Revolving Facility First Lien Collateral only that portion related to the items referred to in the preceding clauses (i) through (xii) as being included in the Term Loan First Lien Collateral shall be included in the Term Loan First Lien Collateral; and

(xiv) all Cash Proceeds and, solely to the extent not constituting Revolving Facility First Lien Collateral, non-Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing;

provided, however that (i) if Collateral of any type is received in exchange for Revolving Facility First Lien Collateral in accordance with the terms of the Revolving Facility Documents, such Collateral will be treated as Revolving Facility First Lien Collateral and (ii) if Collateral of any type is received in exchange for Term Loan First Lien Collateral in accordance with the terms of the Term Loan Documents, such Collateral will be treated as Term Loan First Lien Collateral.

“Term Loan First Lien Collateral Enforcement Action Notice” shall have the meaning set forth in Section 4.3(a).

“Term Loan First Lien Collateral Enforcement Actions” shall have the meaning set forth in Section 4.3(a).

“Term Loan Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement dated as of the date hereof, among Holdings, each Borrower, each other Grantor and the Term Security Agent, as amended, supplemented, restated, amended and restated and/or modified from time to time.

“Term Loan Secured Hedging Agreement” shall mean any Hedge Agreement with respect to Secured Hedging Obligations (as each such term is (and the component definitions as used therein are) defined in the Term Loan Credit Agreement (as originally in effect)).

“Term Loan Secured Parties” shall mean (a) the lenders, agents and arrangers under the Term Loan Credit Agreement and shall include all former lenders, agents and arrangers under the Term Loan Credit Agreement to the extent that any Term Loan Obligations owing to such Persons were incurred while such Persons were lenders, agents or arrangers under the Term Loan Credit Agreement and such Term Loan Obligations have not been paid or satisfied in full, (b) the Term Loan Hedging Creditors and (c) all new Term Loan Secured Parties to the extent set forth in Section 2.4(f).

“Term Loan Security Agent” shall have the meaning set forth in the recitals hereto and includes any New Term Loan Security Agent to the extent set forth in Section 2.4(f).

“Term Loan Security Documents” shall mean the Term Loan Pledge and Security Agreement, the other Collateral Documents (as defined in the Term Loan Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Loan Obligations (including any Permitted Refinancing of any Term Loan Obligation) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Term Loan Standstill Period” shall have the meaning set forth in Section 3.2(a).

“Term Proceeds Account” shall mean one or more Deposit Accounts or Securities Accounts established by the Term Loan Security Agent into which there may be deposited Proceeds of sales or dispositions of Term Loan First Lien Collateral (to the extent such Proceeds constitute Term Loan First Lien Collateral).

“Trade Secrets” shall mean any (a) trade secrets or other confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, and data collections; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof; (c) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing throughout the world.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and logos, slogans and other indicia of origin and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, renewed, extended, refunded, replaced or Refinanced or otherwise modified to the extent not prohibited hereby, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

Section 2. Term Loan First Lien Collateral.

2.1. Lien Priorities.

(a) Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the Revolving Facility Obligations granted on the Term Loan First Lien Collateral or of any Liens securing the Term Loan Obligations granted on the Term Loan First Lien Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Security Agent or any Secured Party on the Term Loan First Lien Collateral, (iii) the date on which any Revolving Facility Obligations or Term Loan Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any Revolving Facility Document or any Term Loan Document (other than this Agreement), (vi) the possession or control by any Security Agent or any Secured Party or any bailee of all or any part of any Term Loan First Lien Collateral as of the date hereof or otherwise, (vii) any failure by any Term Loan Secured Party to perfect its security interests in the Term Loan First Lien Collateral or (viii) any other circumstance whatsoever, the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, hereby agrees that:

(i) any Lien on the Term Loan First Lien Collateral securing any Term Loan Obligations now or hereafter held by or on behalf of the Term Loan Security Agent or any Term Loan Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Term Loan First Lien Collateral securing any of the Revolving Facility Obligations; and

(ii) any Lien on the Term Loan First Lien Collateral now or hereafter held by or on behalf of the Revolving Facility Security Agent or any Revolving Facility Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan First Lien Collateral securing any Term Loan Obligations.

All Liens on the Term Loan First Lien Collateral securing any Term Loan Obligations shall be and remain senior in all respects and prior to all Liens on the Term Loan First Lien Collateral securing any Revolving Facility Obligations for all purposes, whether or not such Liens securing any Term Loan Obligations are subordinated to any Lien securing any other obligation of any Borrower, any other Grantor or any other Person (but only to the extent that such subordination is permitted pursuant to the terms of the Revolving Facility Credit Agreement and the Term Loan Credit Agreement, or as contemplated in Section 2.5). The parties hereto acknowledge and agree that it is their intent that the Revolving Facility Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Term Loan Obligations (and the security therefor).

(b) Prohibition on Contesting Liens. Each of the Revolving Facility Security Agent, for itself and on behalf of each Revolving Facility Secured Party, and the Term Loan Security Agent, for itself and on behalf of each Term Loan Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity, extent, perfection or enforceability of a Lien held by or on behalf of any of the Term Loan Secured Parties in the Term Loan First Lien Collateral or by or on behalf of any of the Revolving Facility Secured Parties in the Term Loan First Lien Collateral, as the case may be, (ii) the validity or enforceability of any Revolving Facility Security Document (or any Revolving Facility Obligations thereunder) or any Term Loan Security Document (or any Term Loan Obligations thereunder), or (iii) the relative rights and duties of the holders of the Revolving Facility Obligations and the Term Loan Obligations granted and/or established in this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either of the Security Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the Term Loan First Lien Collateral securing the Term Loan Obligations and the Revolving Facility Obligations as provided in Sections 2.1(a) and 2.2(a).

(c) No New Liens. So long as the Discharge of Term Loan Obligations has not occurred, except as contemplated by Section 2.5(c), the parties hereto agree that no Borrower nor any other Grantor shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Revolving Facility Obligation unless it has granted or contemporaneously grants (i) a First Priority Lien on such asset or property to secure the Term Loan Obligations if such asset or property constitutes Term Loan First Lien Collateral or (ii) a Second Priority Lien on such asset or property to secure the Term Loan Obligations if such asset or property constitutes Revolving Facility First Lien Collateral. To the extent that the provisions of clause (i) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Term Loan Security Agent and/or the Term Loan Secured Parties, the Revolving Facility Security Agent, on behalf of Revolving Facility Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the Term Loan First Lien Collateral granted in contravention of such clause (i) of this Section 2.1(c) shall be subject to Section 2.3.

(d) Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the Revolving Facility Documents or the Term Loan Documents; (ii) any amendment, change or modification of any Revolving Facility Documents or Term Loan Documents not in contravention of the terms of this Agreement; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, Holdings or any of its Subsidiaries party to any of the Revolving Facility Documents or the Term Loan Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

(e) Similar Liens and Agreements. The parties hereto agree that it is their intention that the Collateral securing each of the Revolving Facility Obligations and the Term Loan Obligations be the same. In furtherance of the foregoing and of Section 6.7, each Security Agent and each Secured Party agrees, subject to the other provisions of this Agreement:

(i) upon request by any Security Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral securing the Revolving Facility Obligations or the Term Loan Obligations, as the case may be, and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Revolving Facility Documents or the Term Loan Documents, as the case may be;

(ii) that the Term Loan Security Documents and the Revolving Facility Security Documents creating Liens on the Term Loan First Lien Collateral and the Revolving Facility First Lien Collateral shall be in all material respects the same forms of documents other than with respect to the First Priority and the Second Priority nature of the Liens created thereunder in such Collateral; and

(iii) the guarantees for the Revolving Facility Obligations and the Term Loan Obligations shall be substantially in the same form.

2.2. Exercise of Remedies.

(a) So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor:

(i) neither the Revolving Facility Security Agent nor any of the Revolving Facility Secured Parties (x) will exercise or seek to exercise any rights or remedies (including, without limitation, setoff) with respect to any Term Loan First Lien Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of Term Loan First Lien Collateral to which the Revolving Facility Security Agent or any Revolving Facility Secured Party is a party) or institute or commence, or join with any Person (other than the Term Loan Security Agent and the Term Loan Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure), enforcement, collection or execution; provided, however, that the Revolving Facility Security Agent may exercise any or all such rights in accordance with the Revolving Facility Documents after the passage of a period of 180 days from the date of delivery of a notice in writing to the Term Loan Security Agent of the Revolving Facility Security Agent’s intention to exercise its right to take such actions (the “Revolving Facility Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the Revolving Facility Security Agent nor any Revolving Facility Secured Party will exercise any rights or remedies with respect to any Term Loan First Lien Collateral if, notwithstanding the expiration of the Revolving Facility Standstill Period, the Term Loan Security Agent or Term Loan Secured Parties shall have commenced and be diligently pursuing in good faith the exercise of any of their rights or remedies with respect to a material portion of the Term Loan First Lien Collateral (prompt notice of such exercise to be given to the Revolving Facility Security Agent), (y) will contest, protest or object to any foreclosure proceeding or action brought by the Term Loan Security Agent or any Term Loan Secured Party with respect to, or any other exercise by the Term Loan Security Agent or any Term Loan Secured Party of any rights and remedies relating to, the Term Loan First Lien Collateral under the Term Loan Documents or otherwise, and (z) subject to its rights under clause (i)(x) above, will object to the forbearance by the Term Loan Security Agent or the Term Loan Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Term Loan First Lien Collateral, in each case so long as the respective interests of the Revolving Facility Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 2.1; provided, however, that nothing in this Section 2.2(a) shall be construed to authorize the Revolving Facility Security Agent or any Revolving Facility Secured Party to sell any Term Loan First Lien Collateral free of the Lien of the Term Loan Security Agent or any Term Loan Secured Party; and

(ii) subject to Section 4 and clause (i)(x) above, the Term Loan Security Agent and the Term Loan Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and the right to credit bid their debt) and make determinations regarding the disposition of, or restrictions with respect to, the Term Loan First Lien Collateral without any consultation with or the consent of the Revolving Facility Security Agent or any Revolving Facility Secured Party; provided, that:

(1) in any Insolvency or Liquidation Proceeding commenced by or against any Borrower or any other Grantor, the Revolving Facility Security Agent and any Revolving Facility Secured Party may file a claim or statement of interest with respect to the Term Loan Obligations;

(2) the Revolving Facility Security Agent and any Revolving Facility Secured Party may take any action (not adverse to the priority status of the Liens on the Term Loan First Lien Collateral securing the Term Loan Obligations, or the rights of any Term Loan Security Agent or the Term Loan Secured Parties to exercise remedies in respect thereof) in accordance with the Revolving Facility Documents in order to preserve or protect its Lien on the Term Loan First Lien Collateral;

(3) the Revolving Facility Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Facility Secured Parties, including without limitation any claims secured by the Term Loan First Lien Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) the Revolving Facility Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement and to the extent not prohibited by any other provision of this Agreement;

(5) the Revolving Facility Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Term Loan First Lien Collateral; and

(6) the Revolving Facility Security Agent or any Revolving Facility Secured Party may exercise any of its rights or remedies with respect to the Term Loan First Lien Collateral in accordance with the Revolving Facility Documents after the termination of the Revolving Facility Standstill Period to the extent permitted by clause (i)(x) above.

Subject to Section 4 and clause (i)(x) above, in exercising rights and remedies with respect to the Term Loan First Lien Collateral, the Term Loan Security Agent and the Term Loan Secured Parties may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term Loan First Lien Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under any other applicable law.

(b) The Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, agrees that it will not take or receive any Term Loan First Lien Collateral or any Proceeds of Term Loan First Lien Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Term Loan First Lien Collateral unless and until the Discharge of Term Loan Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 2.2(a) or in the proviso in clause (ii) of Section 2.2(a) or in Section 4. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 2.2(a) or in the proviso in clause (ii) of Section 2.2(a) or in Section 4, the sole right of the Revolving Facility Security Agent and the Revolving Facility Secured Parties with respect to the Term Loan First Lien Collateral is to hold a Lien on the Term Loan First Lien Collateral pursuant to the Revolving Facility Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of the Term Loan Obligations has occurred in accordance with the terms hereof, the Term Loan Documents and applicable law.

(c) Subject to the first proviso in clause (i)(x) of Section 2.2(a), the proviso in clause (ii) of Section 2.2(a) and Section 4:

(i) the Revolving Facility Security Agent, for itself and on behalf of the Revolving Facility Secured Parties, agrees that the Revolving Facility Security Agent and the Revolving Facility Secured Parties will not take any action that would hinder delay, limit or prohibit any exercise of remedies under the Term Loan Documents with respect to the Term Loan First Lien Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the Term Loan Priority Term Loan Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Term Loan Security Document with respect to the Term Loan First Lien Collateral or subordinate the priority of the Term Loan Obligations to the Revolving Facility Obligations with respect to the Term Loan First Lien Collateral or grant the Liens with respect to the Term Loan First Lien Collateral securing the Revolving Facility Obligations equal ranking to the Liens with respect to the Term Loan First Lien Collateral securing the Term Loan Obligations, and

(ii) the Revolving Facility Security Agent, for itself and on behalf of the Revolving Facility Secured Parties, hereby waives any and all rights it or the Revolving Facility Secured Parties may have as a junior lien creditor with respect to the Term Loan First Lien Collateral or otherwise to object to the manner in which the Term Loan Security Agent or the Term Loan Secured Parties seek to enforce or collect the Term Loan Obligations or the Liens granted in any of the Term Loan First Lien Collateral, in any such case except to the extent such enforcement or collection is in violation of the terms of this Agreement, regardless of whether any action or failure to act by or on behalf of the Term Loan Security Agent or Term Loan Secured Parties is adverse to the interest of the Revolving Facility Secured Parties.

(d) The Revolving Facility Security Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Revolving Facility Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Loan Security Agent or the Term Loan Secured Parties with respect to the Term Loan First Lien Collateral as set forth in this Agreement and the Term Loan Documents.

2.3. Payments Over.

So long as the Discharge of Term Loan Obligations has not occurred, any Term Loan First Lien Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Term Loan First Lien Collateral (or any distribution in respect of the Term Loan First Lien Collateral, whether or not expressly characterized as such) received by the Revolving Facility Security Agent or any Revolving Facility Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the Term Loan First Lien Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Term Loan Security Agent, for the benefit of the Term Loan Secured Parties, for application in accordance with Section 5.1 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Loan Security Agent is hereby authorized to make any such endorsements as agent for the Revolving Facility Security Agent or any such Revolving Facility Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of Term Loan Obligations.

2.4. Other Agreements.

(a) Releases.

(i) If, in connection with:

(1) the exercise of any Term Loan Security Agent’s remedies in respect of the Term Loan First Lien Collateral provided for in Section 2.2(a) (with the Proceeds thereof being applied to the Term Loan Obligations), including any sale, lease, exchange, transfer or other disposition of any such Term Loan First Lien Collateral; or

(2) any sale, lease, exchange, transfer or other disposition of any Term Loan First Lien Collateral permitted under the terms of the Term Loan Documents and the Revolving Facility Documents other than in connection with the Discharge of Term Loan Obligations, the Term Loan Security Agent, for itself or on behalf of any of the Term Loan Secured Parties, releases any of its Liens on any part of the Term Loan First Lien Collateral, then the Liens, if any, of the Revolving Facility Security Agent, for itself or for the benefit of the Revolving Facility Secured Parties, on such Term Loan First Lien Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the Revolving Facility Security Agent, for itself or on behalf of any such Revolving Facility Secured Parties, promptly shall execute and deliver to the Term Loan Security Agent or such Grantor such termination statements, releases and other documents as the Term Loan Security Agent or such Grantor may request to effectively confirm such release.

(ii) Until the Discharge of Term Loan Obligations occurs, the Revolving Facility Security Agent, for itself and on behalf of the Revolving Facility Secured Parties, hereby irrevocably constitutes and appoints the Term Loan Security Agent and any officer or agent of the Term Loan Security Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Revolving Facility Security Agent or such holder or in the Term Loan Security Agent’s own name, from time to time in the Term Loan Security Agent’s discretion, for the purpose of carrying out the terms of this Section 2.4(a) with respect to Term Loan First Lien Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.4(a) with respect to Term Loan First Lien Collateral, including any endorsements or other instruments of transfer or release.

(iii) Until the Discharge of Term Loan Obligations occurs, to the extent that the Term Loan Secured Parties (a) have released any Lien on Term Loan First Lien Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting Term Loan First Lien Collateral from Grantors, then the Revolving Facility Secured Parties shall be granted a Second Priority Lien on any such Term Loan First Lien Collateral.

(iv) If, prior to the Discharge of Term Loan Obligations, a subordination of the Term Loan Security Agent’s Lien on any Term Loan First Lien Collateral is permitted under the Term Loan Credit Agreement and the Revolving Facility Credit Agreement to another Lien permitted under the Term Loan Credit Agreement and the Revolving Facility Credit Agreement (a “Term Loan Collateral Priority Lien”), then the Term Loan Security Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Revolving Facility Security Agent, for itself and on behalf of the Revolving Facility Secured Parties, shall promptly execute and deliver to the Term Loan Security Agent an identical subordination agreement subordinating the Liens of the Revolving Facility Security Agent for the benefit of (and behalf of) the Revolving Facility Secured Parties to such Term Loan Collateral Priority Lien.

(b) Insurance. Unless and until the Discharge of Term Loan Obligations has occurred, the Term Loan Security Agent and the Term Loan Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Loan Documents, to adjust settlement for any Insurance policy covering the Term Loan First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Term Loan First Lien Collateral; provided that, if any Insurance claim includes both Revolving Facility First Lien Collateral and Term Loan First Lien Collateral, the insurer will not settle such claim separately with respect to Revolving Facility First Lien Collateral and Term Loan First Lien Collateral, and if the Security Agents are unable after negotiating in good faith to agree on the settlement for such claim, either Security Agent may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. If the Revolving Facility Security Agent or any Revolving Facility Secured Party shall, at any time, receive any Proceeds of any such Insurance policy or any such award or payment in contravention of this Section 2.4(b), it shall pay such Proceeds over to the Term Loan Security Agent in accordance with the terms of Section 5.2(c).

(c) Amendments to, and Refinancing of, Revolving Facility Documents.

(i) The Revolving Facility Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the Revolving Facility Documents may be Refinanced, in each case, without notice to, or the consent of, the Term Loan Security Agent or the other Term Loan Secured Parties, all without affecting the lien subordination or other provisions of this Agreement. The Revolving Facility Documents may be Refinanced to the extent the terms and conditions of such Refinancing Indebtedness meet the requirements of each Credit Agreement and the holders of such Refinancing Indebtedness bind themselves in a writing addressed to the Term Loan Security Agent and the Term Lien Secured Parties to the terms of this Agreement.

(ii) The Grantors agree that each Revolving Facility Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the Term Loan Security Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Revolving Facility Security Agent pursuant to this Agreement in any Term Loan First Lien Collateral and the exercise of any right or remedy by the Revolving Facility Security Agent with respect to any Term Loan First Lien Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of July 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among PC Intermediate Holdings, Inc., a Delaware corporation, PC Merger Sub, Inc., a Delaware corporation; (to be merged with and into Party City Holdings Inc., a Delaware corporation), PC Finance Sub, Inc., a Delaware corporation (to be merged with and into Party City Corporation, a Delaware corporation), the other Grantors from time to time party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as Revolving Facility Security Agent, DBTCA, as Term Loan Security Agent, and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Grantors agree that each mortgage in favor of the Revolving Facility Secured Parties covering any Term Loan First Lien Collateral shall also contain such other language as the Term Loan Security Agent may reasonably request to reflect the subordination of such mortgage to the mortgage in favor of the Term Loan Secured Parties covering such Term Loan First Lien Collateral.

(iii) In the event the Term Loan Security Agent or the Term Loan Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Term Loan Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Loan Security Document or changing in any manner the rights of the Term Loan Security Agent, such Term Loan Secured Parties, any Borrower or any other Grantor thereunder, in each case with respect to or relating to the Term Loan First Lien Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Revolving Facility Security Document without the consent of the Revolving Facility Security Agent or the Revolving Facility Secured Parties and without any action by the Revolving Facility Security Agent, any Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets that constitute Term Loan First Lien Collateral subject to the Lien of the Revolving Facility Security Documents, except to the extent that a release of such Lien is permitted or required by Section 2.4(a) and provided that there is a corresponding release of such Lien securing the Term Loan Obligations, (ii) imposing duties on the Revolving Facility Security

Agent without its consent or (iii) permitting other liens on the Term Loan First Lien Collateral not permitted under the terms of the Revolving Facility Documents or Section 2.5 and (B) notice of such amendment, waiver or consent shall have been given to the Revolving Facility Security Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

(iv) The Term Loan Security Agent shall endeavor to give prompt notice of any amendment, waiver or consent of a Term Loan Document to the Revolving Facility Security Agent after the effective date of such amendment, waiver or consent; provided, that the failure of the Term Loan Security Agent to give any such notice shall not affect the priority of the Term Loan Security Agent’s Liens as provided herein or the validity or effectiveness of any such notice as against the Grantors or any of their Subsidiaries.

(d) Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, the Revolving Facility Security Agent and the Revolving Facility Secured Parties may exercise rights and remedies as unsecured creditors against any Borrower or any other Grantor in accordance with the terms of the Revolving Facility Documents to which it is a party and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Revolving Facility Security Agent or any Revolving Facility Secured Parties of the required payments of interest, principal and other amounts in respect of the Revolving Facility Obligations so long as such receipt is not the direct or indirect result of the exercise by the Revolving Facility Security Agent or any Revolving Facility Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the Term Loan First Lien Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them.In the event the Revolving Facility Security Agent or any other Revolving Facility Secured Party becomes a judgment lien creditor in respect of Term Loan First Lien Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Term Loan Obligations on the same basis as the other Liens on the Term Loan First Lien Collateral securing the Revolving Facility Obligations are so subordinated to such Term Loan Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Term Loan Security Agent or the other Term Loan Secured Parties may have with respect to the Term Loan First Lien Collateral.

(e) Bailee for Perfection.

(i) The Term Loan Security Agent agrees to hold or control that part of the Term Loan First Lien Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Term Loan First Lien Collateral being the “Pledged Term Loan First Lien Collateral”) as collateral agent for the Term Loan Secured Parties and as bailee for and, with respect to any Term Loan First Lien Collateral that cannot be perfected in such manner, as agent for, the Revolving Facility Security Agent (on behalf of the Revolving Facility Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Term Loan Documents and the Revolving Facility Documents, respectively, subject to the terms and conditions of this Section 2.4(e).

(ii) Subject to the terms of this Agreement, until the Discharge of Term Loan Obligations has occurred, the Term Loan Security Agent shall be entitled to deal with the Pledged Term Loan First Lien Collateral in accordance with the terms of the Term Loan Documents as if the Liens of the Revolving Facility Security Agent under the Revolving Facility Security Documents did not exist. The rights of the Revolving Facility Security Agent shall at all times be subject to the terms of this Agreement and to the Term Loan Security Agent’s rights under the Term Loan Documents.

(iii) The Term Loan Security Agent shall have no obligation whatsoever to any Term Loan Secured Party, the Revolving Facility Security Agent or any Revolving Facility Secured Party to ensure that the Pledged Term Loan First Lien Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.4(e). The duties or responsibilities of the Term Loan Security Agent under this Section 2.4(e) shall be limited solely to holding the Pledged Term Loan First Lien Collateral as bailee or agent in accordance with this Section 2.4(e).

(iv) The Term Loan Security Agent acting pursuant to this Section 2.4(e) shall not have by reason of the Term Loan Security Documents, the Revolving Facility Documents, this Agreement or any other document a fiduciary relationship in respect of any Term Loan Secured Party, the Revolving Facility Security Agent or any Revolving Facility Secured Party.

(v) Upon the Discharge of the Term Loan Obligations, the Term Loan Security Agent shall deliver or cause to be delivered the remaining Pledged Term Loan First Lien Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, (I) first, to the Revolving Facility Security Agent to the extent Revolving Facility Obligations remain outstanding and (II) second, to the applicable Grantor to the extent no Term Loan Obligations or Revolving Facility Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Term Loan First Lien Collateral) and will cooperate with the Revolving Facility Security Agent or such Grantor, as the case may be, in assigning (without recourse to or warranty by the Term Loan Security Agent or any Term Loan Secured Party or agent or bailee thereof) control over any other Pledged Term Loan First Lien Collateral under its control. The Term Loan Security Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of the Grantors or such Person) in connection with such Person obtaining a first priority interest in the Pledged Term Loan First Lien Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, any Revolving Facility Obligations remain outstanding upon the Discharge of the Term Loan Obligations, all rights of the Term Loan Security Agent hereunder and under the Term Loan Security Documents or the Revolving Facility Security Documents (1) with respect to the delivery and control of any part of the Term Loan First Lien Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Term Loan First Lien Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Revolving Facility Security Agent or the Term Loan Security Agent, pass to the Revolving Facility Security Agent, who shall thereafter hold such rights for the benefit of the Revolving Facility Secured Parties. Each of the Term Loan Security Agent and the Grantors agrees that it will, if any Revolving Facility Obligations remain outstanding upon the Discharge of the Term Loan Obligations, take any other action required by any law or reasonably requested by the Revolving Facility Security Agent (subject to any limitations set forth in the Revolving Facility Documents), in connection with the Revolving Facility Security Agent’s establishment and perfection of a First Priority security interest in the Term Loan First Lien Collateral.

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of the Revolving Facility Obligations, the Term Loan Security Agent acquires possession of any Pledged Revolving Facility First Lien Collateral, the Term Loan Security Agent shall hold same as bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged Term Loan First Lien Collateral, provided that as soon as is practicable the Term Loan Security Agent shall deliver or cause to be delivered such Pledged Revolving Facility First Lien Collateral to the Revolving Facility Security Agent in a manner otherwise consistent with the requirements of preceding clause (v).

(f) When Discharge of Term Loan Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if concurrently with (or immediately after) the Discharge of Term Loan Obligations, any Borrower or any other Grantor enters into any Permitted Refinancing of any Term Loan Obligations, then such Discharge of Term Loan Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as Term Loan Obligations (together with the Term Loan Secured Hedging Agreements on the basis provided in the definition of “Term Loan Documents” contained herein) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “Term Loan Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the Term Loan Security Agent under such Term Loan Documents shall be a Term Loan Security Agent for all purposes hereof and the new secured parties under such Term Loan Documents shall automatically be treated as Term Loan Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that any Borrower or any other Grantor has entered into a new Term Loan Document in respect of a Permitted Refinancing of Term Loan Obligations (which notice shall include the identity of the new security agent, such agent, the “New Term Loan Agent”), and delivery by the New Term Loan Agent of an Intercreditor Agreement Joinder, the Revolving Facility Security Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as any Borrower or such New Term Loan Agent shall reasonably request in order to provide to the New Term Loan Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) deliver to the New Term Loan Agent any Pledged Term Loan First Lien Collateral held by the Revolving Facility Security Agent together with any necessary endorsements (or otherwise allow the New Term Loan Agent to obtain control of such Pledged Term Loan First Lien Collateral). The New Term Loan Agent shall agree to be bound by the terms of this Agreement. If the new Term Loan Obligations under the new Term Loan Documents are secured by assets of the Grantors of the type constituting Term Loan First Lien Collateral that do not also secure the Revolving Facility Obligations, then the Revolving Facility Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the Revolving Facility Security Documents with respect to the other Term Loan First Lien Collateral. If the new Term Loan Obligations under the new Term Loan Documents are secured by assets of the Grantors of the type constituting Revolving Facility First Lien Collateral that do not also secure the Revolving Facility Obligations, then the Revolving Facility Obligations shall be secured at such time by a First Priority Lien on such assets to the same extent provided in the Revolving Facility Security Documents with respect to the other Revolving Facility First Lien Collateral.

(g) Option to Purchase Term Loan Obligations. (i) Without prejudice to the enforcement of remedies by the Term Loan Security Agent and the Term Loan Secured Parties, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant Term Loan Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Revolving Facility Obligations under the Revolving Facility Credit Agreement (an “Eligible Revolving Facility Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the Term Loan Secured Parties), at any time during the exercise period described in clause (iii) below of this Section 2.4(g), all, but not less than all, of the Term Loan Obligations (other than the Term Loan Obligations of a Defaulting Term Loan Secured Party), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Term Loan Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this

Section 2.4(g), all commitments pursuant to any then outstanding Term Loan Credit Agreement shall have terminated and all Term Loan Secured Hedging Agreements also shall have been terminated in accordance with their terms. Any purchase pursuant to this Section 2.4(g)(i) shall be made as follows:

(1) for a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute Term Loan Obligations, 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs), (B) in the case of any Term Loan Secured Hedging Agreement, the aggregate amount then owing to each Term Loan Hedging Creditor (which is a Term Loan Secured Party) thereunder pursuant to the terms of the respective Term Loan Secured Hedging Agreement, including, without limitation, all amounts owing to such Term Loan Hedging Creditor as a result of the termination (or early termination) thereof (in each case, to the extent of its interest as a Term Loan Secured Party) and (C) all accrued and unpaid fees, expenses, indemnities and other amounts (other than any prepayment penalties or premiums or similar fees) through the date of purchase;

(2) with the purchase price described in preceding clause (i)(1) payable in cash on the date of purchase against transfer to the respective Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers (without recourse and without any representations or warranties whatsoever, whether as to the enforceability of any Term Loan Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any Term Loan Obligation or as to any other matter whatsoever, except the representations and warranties (1) that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the Term Loan Credit Agreement, in which case the purchase price described in preceding clause (i)(1) shall be appropriately adjusted so that the Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the Term Loan Obligations and (2) as to the amount of its portion of the Term Loan Obligations being acquired);

(3) with the purchase price described in preceding clause (i)(1) accompanied by a waiver by the Revolving Facility Security Agent (on behalf of itself and the other Revolving Facility Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 2.4(g);

(4) with all amounts payable to the various Term Loan Secured Parties in respect of the assignments described above to be distributed to them by the Term Loan Security Agent in accordance with their respective holdings of the various Term Loan Obligations; and

(5) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Term Loan Security Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the Term Loan Security Agent and each other Term Loan Secured Party shall retain all rights to indemnification as provided in the relevant Term Loan Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 2.4(g).

(ii) The right to exercise the purchase option described in Section 2.4(g)(i) above shall be exercisable and legally enforceable upon at least ten (10) Business Days’ prior written notice of exercise (which notice, once given, (A) shall be irrevocable and fully binding on the respective Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers except as provided in clause (iii) below and (B) shall specify a date of purchase not less than five (5) Business Days, nor more than thirty (30) calendar days, after the date of the receipt by the Term Loan Security Agent of such notice) given to the Term Loan Security Agent by an Eligible Revolving Facility Purchaser. Neither the Term Loan Security Agent nor any Term Loan Secured Party shall have any disclosure obligation to any Eligible Term Loan Purchaser, the Revolving Facility Security Agent or any Revolving Facility Secured Party in connection with any exercise of such purchase option.

(iii) The right to purchase the Term Loan Obligations as described in this Section 2.4(g) may be exercised (by giving the irrevocable written notice described in preceding clause (ii)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the Term Loan Credit Agreement, (y) the occurrence of the final maturity of the loans under the Term Loan Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to any Borrower or any other Grantor which constitutes an event of default under the Term Loan Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within 10 Business Days after any such event, and so long as any unpaid amounts constituting Term Loan Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 10th Business Day after the start of the period described in clause (1) above.

(iv) The obligations of the Term Loan Secured Parties to sell their respective Term Loan Obligations under this Section 2.4(g) are several and not joint and several. To the extent any Term Loan Secured Party breaches its obligation to sell its Term Loan Obligations under this Section 2.4(g) (a “Defaulting Term Loan Secured Party”), nothing in this Section 2.4(g) shall be deemed to require the Term Loan Security Agent or any Term Loan Secured Party to purchase such Defaulting Term Loan Secured Party’s Term Loan Obligations for resale to the holders of Revolving Facility Obligations and in all cases, the Term Loan Security Agent and each Term Loan Secured Party complying with the terms of this Section 2.4(g) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Term Loan Secured Party; provided that nothing in this clause (iv) shall require any Eligible Revolving Facility Purchaser to purchase less than all of the Term Loan Obligations.

(v) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Revolving Facility Purchasers pursuant to this Section 2.4(g) (so long as they meet all eligibility standards contained in all relevant Term Loan Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Term Loan Documents) for purposes of all Term Loan Documents and hereby agrees that no further consent to any such assignment pursuant to this Section 2.4(g) from such Grantor shall be required.

2.5. Insolvency or Liquidation Proceedings.

(a) Finance and Sale Issues. Until the Discharge of Term Loan Obligations has occurred, if any Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Term Loan Security Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Term Loan First Lien Collateral or to permit any Borrower or any other Grantor to obtain financing, whether from the Term Loan Secured Parties or any other entity under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law that is secured by a lien that is (i) senior or pari passu with the liens on the Term Loan First Lien Collateral securing the Term Loan Obligations, and (ii) junior to the liens on the Revolving Facility First Lien Collateral securing the Revolving Facility Obligations (each, a “Term Loan DIP Financing”), then the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting or contesting) such use of cash collateral constituting Term Loan First Lien Collateral or to the fact that the providers of such Term Loan DIP Financing may be granted Liens on the Collateral and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Term Loan Security Agent or to the extent permitted by Section 2.5(c)) and, the Revolving Facility Security Agent will subordinate its Liens in the Term Loan First Lien Collateral to the Liens securing such Term Loan DIP Financing (and all interest and other obligations relating thereto); provided that (i) the Revolving Facility Security Agent and the other Revolving Facility Secured Parties retain a Lien on the Collateral to secure the Revolving Facility Obligations and, with respect to the Revolving Facility First Lien Collateral only, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the Term Loan Security Agent is granted adequate protection in the form of a Lien, the Revolving Facility Security Agent is permitted to seek a Lien (without objection from the Term Loan Security Agent or any Term Loan Secured Party) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to Term Loan First Lien Collateral, such Lien is junior to the Liens securing such Term Loan DIP Financing and the Term Loan Obligations), and (iii) the foregoing provisions of this Section 2.5(a) shall not prevent the Revolving Facility Security Agent and the Revolving Facility Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws. The Revolving Facility Security Agent, on behalf of the Revolving Facility Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any Term Loan First Lien Collateral free and clear of its Liens (subject to attachment of Proceeds with respect to the Second Priority Lien on the Term Loan First Lien Collateral in favor of the Revolving Facility Security Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code, except for any objection or opposition that could be asserted by any Revolving Facility Secured Party as an unsecured creditor in any such Insolvency or Liquidation Proceeding, if the Term Loan Secured Parties have consented to such sale or disposition of such assets; provided that the Revolving Facility Security Agent and the other Revolving Facility Secured Parties shall be entitled to seek and exercise Credit Bid Rights in respect of any such sale or disposition.

(b) Relief from the Automatic Stay. Until the Discharge of Term Loan Obligations has occurred, the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, agrees that none of them shall seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Loan First Lien Collateral without the prior written consent of the Term Loan Security Agent.

(c) Adequate Protection. The Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (i) any request by the Term Loan Security Agent or the Term Loan Secured Parties for adequate protection with respect to any Term Loan First Lien Collateral, (ii) so long as the request of adequate protection is in the form of a replacement lien on the Revolving Facility First Lien Collateral that is junior to the liens on the Revolving Facility First Lien Collateral securing the Revolving Facility Obligations, any request by the Term Loan Security Agent or the Term Loan Secured Parties for adequate protection with respect to any Revolving Facility First Lien Collateral, or (iii) any objection by the Term

Loan Security Agent or the Term Loan Secured Parties to any motion, relief, action or proceeding based on the Term Loan Security Agent or the Term Loan Secured Parties claiming a lack of adequate protection with respect to the Term Loan First Lien Collateral. Notwithstanding the foregoing provisions in this Section 2.5(c), in any Insolvency or Liquidation Proceeding, (A) if the Term Loan Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting Term Loan First Lien Collateral in connection with any Term Loan DIP Financing or use of cash collateral constituting Term Loan First Lien Collateral, then the Revolving Facility Security Agent, on behalf of itself or any of the Revolving Facility Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Term Loan Obligations and such Term Loan DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Term Loan First Lien Collateral securing the Revolving Facility Obligations are so subordinated to the Term Loan Obligations under this Agreement, and (B) in the event the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, seeks or requests adequate protection in respect of Term Loan First Lien Collateral securing Revolving Facility Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting Term Loan First Lien Collateral, then the Revolving Facility Security Agent, on behalf of itself or any of the Revolving Facility Secured Parties, agrees that the Term Loan Security Agent shall also be granted a senior Lien on such additional collateral as security for the Term Loan Obligations and for any such Term Loan DIP Financing and that any Lien on such additional collateral securing the Revolving Facility Obligations shall be subordinated to the Liens on such collateral securing the Term Loan Obligations and any such Term Loan DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Term Loan Secured Parties as adequate protection on the same basis as the other Liens on Term Loan First Lien Collateral securing the Revolving Facility Obligations are so subordinated to such Term Loan Obligations under this Agreement.

(d) No Waiver. Subject to the proviso in clause (ii) of Section 2.2(a), nothing contained herein shall prohibit or in any way limit the Term Loan Security Agent or any Term Loan Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Revolving Facility Security Agent or any of the Revolving Facility Secured Parties in respect of the Term Loan First Lien Collateral, including the seeking by the Revolving Facility Security Agent or any Revolving Facility Secured Parties of adequate protection in respect thereof or the asserting by the Revolving Facility Security Agent or any Revolving Facility Secured Parties of any of its rights and remedies under the Revolving Facility Documents or otherwise in respect thereof.

(e) Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Term Loan Obligations and on account of Revolving Facility Obligations, then, to the extent the debt obligations distributed on account of the Term Loan Obligations and on account of the Revolving Facility Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(f) Post-Petition Interest.

(i) Neither the Revolving Facility Security Agent nor any Revolving Facility Secured Party shall oppose or seek to challenge any claim by the Term Loan Security Agent or any Term Loan Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Loan Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Term Loan Secured Party’s Lien on the Term Loan First Lien Collateral, without regard to the existence of the Lien of the Revolving Facility Security Agent on behalf of the Revolving Facility Secured Parties on the Term Loan First Lien Collateral.

(ii) Neither the Term Loan Security Agent nor any other Term Loan Secured Party shall oppose or seek to challenge any claim by the Revolving Facility Security Agent or any Revolving Facility Secured Party for allowance in any Insolvency or Liquidation Proceeding of Revolving Facility Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Revolving Facility Security Agent on behalf of the Revolving Facility Secured Parties on the Term Loan First Lien Collateral (after taking into account the Lien of the Term Loan Secured Parties on the Term Loan First Lien Collateral).

(g) Waiver. The Revolving Facility Security Agent, for itself and on behalf of the Revolving Facility Secured Parties, waives any claim it may hereafter have against any Term Loan Secured Party arising out of the election of any Term Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Term Loan First Lien Collateral in any Insolvency or Liquidation Proceeding.

2.6. Reliance; Waivers; Etc.

(a) Reliance. Other than any reliance on the terms of this Agreement, the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, acknowledges that it and such Revolving Facility Secured Parties have, independently and without reliance on the Term Loan Security Agent or any Term Loan Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Revolving Facility Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Facility Credit Agreement or this Agreement.

(b) No Warranties or Liability. The Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, acknowledges and agrees that the Term Loan Security Agent and the Term Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Term Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Security Agent and the Term Loan Secured Parties shall have no duty to the Revolving Facility Security Agent or any of the Revolving Facility Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any Guarantor (including the Term Loan Documents and the Revolving Facility Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities.

(i) No right of the Term Loan Secured Parties, the Term Loan Security Agent or any of them to enforce any provision of this Agreement or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower or any other Grantor or by any act or failure to act by any Term Loan Secured Party or the Term Loan Security Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Loan Documents or any of the Revolving Facility Documents, regardless of any knowledge thereof which the Term Loan Security Agent or the Term Loan Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of each Borrower and the other Grantors under the Term Loan Documents and subject to the provisions of Section 2.4(c)), the Term Loan Secured Parties, the Term Loan Security Agent and any of them may, at any time and from time to time in accordance with the Term Loan Documents and/or applicable law, without the consent of, or notice to, the Revolving Facility Security Agent or any Revolving Facility Secured Party, without incurring any liabilities to the Revolving Facility Security Agent or any Revolving Facility Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Revolving Facility Security Agent or any Revolving Facility Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(1) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(2) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Term Loan Obligations or any Lien on any Term Loan First Lien Collateral or guaranty thereof or any liability of any of any Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Loan Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens on the Term Loan First Lien Collateral held by the Term Loan Security Agent or any of the Term Loan Secured Parties, the Term Loan Obligations or any of the Term Loan Documents;

(3) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Term Loan First Lien Collateral or any liability of any Borrower or any other Grantor to the Term Loan Secured Parties or the Term Loan Security Agent, or any liability incurred directly or indirectly in respect thereof;

(4) settle or compromise any Term Loan Obligation or any other liability of any Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(5) exercise or delay in or refrain from exercising any right or remedy against any Borrower or any other Grantor or any other Person, elect any remedy and otherwise deal freely with any Borrower, any other Grantor or any Term Loan First Lien Collateral and any security and any guarantor or any liability of any Borrower or any other Grantor to the Term Loan Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii) The Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, also agrees that the Term Loan Secured Parties and the Term Loan Security Agent shall have no liability to the Revolving Facility Security Agent or any Revolving Facility Secured Party, and the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, hereby waives any claim against any Term Loan Secured Party or the Term Loan Security Agent, arising out of any and all actions which the Term Loan Secured Parties or the Term Loan Security Agent may take or permit or omit to take with respect to:

(1) the Term Loan Documents (other than this Agreement);

(2) the collection of the Term Loan Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Term Loan First Lien Collateral.

Except as otherwise required by this Agreement, the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, agrees that the Term Loan Secured Parties and the Term Loan Security Agent have no duty to the Revolving Facility Security Agent or the Revolving Facility Secured Parties in respect of the maintenance or preservation of the Term Loan First Lien Collateral, the Term Loan Obligations or otherwise.

(iv) The Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Loan First Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d) Obligations Unconditional. All rights, interests, agreements and obligations of the Term Loan Security Agent and the Term Loan Secured Parties and the Revolving Facility Security Agent and the Revolving Facility Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Term Loan Document or any Revolving Facility Document;

(ii) except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the Term Loan Obligations or Revolving Facility Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any Term Loan Document or any Revolving Facility Document;

(iii) except as otherwise set forth in the Agreement, any exchange of any security interest in any Term Loan First Lien Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the Term Loan Obligations or Revolving Facility Obligations;

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any other Grantor; or

(v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Borrower or any other Grantor in respect of the Term Loan Obligations, or of the Revolving Facility Security Agent or any Revolving Facility Secured Party in respect of this Agreement.

Section 3. Revolving Facility First Lien Collateral.

3.1. Lien Priorities.

(a) Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the Term Loan Obligations granted on the Revolving Facility First Lien Collateral or of any Liens securing the Revolving Facility Obligations granted on the Revolving Facility First Lien Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Security Agent or any Secured Party on the Revolving Facility First Lien Collateral, (iii) the date on which any Revolving Facility Obligations or Term Loan Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any Revolving Facility Document or any Term Loan Document (other than this Agreement), (vi) the possession or control by any Security Agent or any Secured Party or any bailee of all or any part of any Revolving Facility First Lien Collateral as of the date hereof or otherwise, (vii) any failure by any Revolving Facility Secured Party to perfect its security interests in the Revolving Facility First Lien Collateral or (viii) any other circumstance whatsoever, the Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, hereby agrees that:

(i) any Lien on the Revolving Facility First Lien Collateral securing any Revolving Facility Obligations now or hereafter held by or on behalf of the Revolving Facility Security Agent or any Revolving Facility Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Revolving Facility First Lien Collateral securing any of the Term Loan Obligations; and

(ii) any Lien on the Revolving Facility First Lien Collateral now or hereafter held by or on behalf of the Term Loan Security Agent or any Term Loan Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Facility First Lien Collateral securing any Revolving Facility Obligations.

All Liens on the Revolving Facility First Lien Collateral securing any Revolving Facility Obligations shall be and remain senior in all respects and prior to all Liens on the Revolving Facility First Lien Collateral securing any Term Loan Obligations for all purposes, whether or not such Liens securing any Revolving Facility Obligations are subordinated to any Lien securing any other obligation of any Borrower, any other Grantor or any other Person (but only to the extent that such subordination is permitted pursuant to the terms of the Revolving Facility Credit Agreement and the Term Loan Credit Agreement, or as contemplated in Section 3.5). The parties hereto acknowledge and agree that it is their intent that the Term Loan Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Revolving Facility Obligations (and the security therefor).

(b) Prohibition on Contesting Liens. Each of the Term Loan Security Agent, for itself and on behalf of each Term Loan Secured Party, and the Revolving Facility Security Agent, for itself and on behalf of each Revolving Facility Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity, perfection, extent or enforceability of a Lien held by or on behalf of any of the Revolving Facility Secured Parties in the Revolving Facility First Lien Collateral or by or on behalf of any of the Term Loan Secured Parties in the Collateral, as the case may be, (ii) the validity or enforceability of any Term Loan Security Document (or any Term Loan

Obligations thereunder) or any Revolving Facility Security Document (or any Revolving Facility Obligations thereunder), or (iii) the relative rights and duties of the holders of the Revolving Facility Obligations and the Term Loan Obligations granted and/or established in this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either of the Security Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the Revolving Facility First Lien Collateral securing the Revolving Facility Obligations and the Term Loan Obligations as provided in Sections 3.1(a) and 3.2.

(c) No New Liens. So long as the Discharge of Revolving Facility Obligations has not occurred, except as contemplated by Section 3.5(c), the parties hereto agree that no Borrower nor any other Grantor shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Term Loan Obligation unless it has granted or contemporaneously grants (i) a First Priority Lien on such asset or property to secure the Revolving Facility Obligations if such asset or property constitutes Revolving Facility First Lien Collateral or (ii) a Second Priority Lien on such asset or property to secure the Revolving Facility Obligations if such asset or property constitutes Term Loan First Lien Collateral. To the extent that the provisions of clause (i) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Revolving Facility Security Agent and/or the Revolving Facility Secured Parties, the Term Loan Security Agent, on behalf of Term Loan Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the Revolving Facility First Lien Collateral granted in contravention of such clause (i) of this Section 3.1(c) shall be subject to Section 3.

(d) Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the Revolving Facility Documents or the Term Loan Documents; (ii) any amendment, change or modification of any Revolving Facility Documents or Term Loan Documents not in contravention of the terms of this Agreement; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Borrower or any of its Subsidiaries party to any of the Revolving Facility Documents or Term Loan Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

3.2. Exercise of Remedies.

(a) So long as the Discharge of Revolving Facility Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor:

(i) neither the Term Loan Security Agent nor any of the Term Loan Secured Parties (x) will exercise or seek to exercise any rights or remedies (including, without limitation, set-off) with respect to any Revolving Facility First Lien Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of Revolving Facility First Lien Collateral to which the Term Loan Security Agent or any Term Loan Secured Party is a party) or institute or commence or join with any Person (other than the Revolving Facility Security Agent and the Revolving Facility Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that the Term Loan Security Agent may exercise any or all such rights in accordance with the Term Loan Documents after the passage of a period of 180 days from the date of delivery of a notice in writing to the Revolving Facility Security Agent of the Term Loan Security Agent’s intention to exercise its right to take such actions (the “Term Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the Term Loan Security Agent nor any Term Loan Secured Party will exercise any rights or remedies with respect to any Revolving Facility First Lien Collateral if, notwithstanding the expiration of the Term Standstill Period, the Revolving Facility Security Agent or Revolving Facility Secured Parties shall have commenced and be diligently pursuing in good faith the exercise of any of their rights or remedies with respect to a material portion of the Revolving Facility First Lien Collateral (prompt notice of such exercise to be given to the Term Loan Security Agent), (y) will contest, protest or object to any foreclosure proceeding or action brought by the Revolving Facility Security Agent or any Revolving Facility Secured Party with respect to, or any other exercise by the Revolving Facility Security Agent or any Revolving Facility Secured Party of any rights and remedies relating to, the Revolving Facility First Lien Collateral under the Revolving Facility Documents or otherwise, and (z) subject to its rights under clause (i)(x) above, will object to the forbearance by the Revolving Facility Security Agent or the Revolving Facility Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Revolving Facility First Lien Collateral, in each case so long as the respective interests of the Term Loan Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 3.1; provided, however, that nothing in this Section 3.2(a) shall be construed to authorize the Term Loan Security Agent or any Term Loan Secured Party to sell any Revolving Facility First Lien Collateral free of the Lien of the Revolving Facility Security Agent or any Revolving Facility Secured Party; and

(ii) subject to clause (i)(x) above, the Revolving Facility Security Agent and the Revolving Facility Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and the right to credit bid their debt) and make determinations regarding the disposition of, or restrictions with respect to, the Revolving Facility First Lien Collateral without any consultation with or the consent of the Term Loan Security Agent or any Term Loan Secured Party; provided, that:

(1) in any Insolvency or Liquidation Proceeding commenced by or against Holdings, any Borrower or any other Grantor, the Term Loan Security Agent and any Term Loan Secured Party may file a claim or statement of interest with respect to the Revolving Facility Obligations;

(2) the Term Loan Security Agent and any Term Loan Secured Party may take any action (not adverse to the priority status of the Liens on the Revolving Facility First Lien Collateral securing the Revolving Facility Obligations, or the rights of any Revolving Facility Security Agent or the Revolving Facility Secured Parties to exercise remedies in respect thereof) in accordance with the Term Loan Documents in order to preserve or protect its Lien on the Revolving Facility First Lien Collateral;

(3) the Term Loan Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Secured Parties, including without limitation any claims secured by the Revolving Facility First Lien Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) the Term Loan Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement and to the extent not prohibited by any other provision of this Agreement;

(5) the Term Loan Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Facility First Lien Collateral; and

(6) the Term Loan Security Agent or any Term Loan Secured Party may exercise any of its rights or remedies with respect to the Revolving Facility First Lien Collateral in accordance with the Term Loan Documents after the termination of the Term Standstill Period to the extent permitted by clause (i)(x) above.

Subject to clause (i)(x) above, in exercising rights and remedies with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Security Agent and the Revolving Facility Secured Parties may enforce the provisions of the Revolving Facility Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Revolving Facility First Lien Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under any other applicable law.

(b) The Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, agrees that it will not take or receive any Revolving Facility First Lien Collateral or any Proceeds of Revolving Facility First Lien Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Revolving Facility First Lien Collateral unless and until the Discharge of Revolving Facility Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 3.2(a) or in the proviso in clause (ii) of Section 3.2(a). Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Facility Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 3.2(a) or in the proviso in clause (ii) of Section 3.2(a), the sole right of the Term Loan Security Agent and the Term Loan Secured Parties with respect to the Revolving Facility First Lien Collateral is to hold a Lien on the Revolving Facility First Lien Collateral pursuant to the Term Loan Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of the Revolving Facility Obligations has occurred in accordance with the terms hereof, the Term Loan Documents and applicable law.

(c) Subject to the first proviso in clause (i)(x) of Section 3.2(a), the proviso in clause (ii) of Section 3.2(a):

(i) the Term Loan Security Agent, for itself and on behalf of the Term Loan Secured Parties, agrees that the Term Loan Security Agent and the Term Loan Secured Parties will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the Revolving Facility Documents with respect to the Revolving Facility First Lien Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the Revolving Facility First Lien Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Revolving Facility Security Document with respect to the Revolving Facility First Lien Collateral or subordinate the priority of the Revolving Facility Obligations to the Term Loan Obligations with respect to the Revolving Facility First Lien

Collateral or grant the Liens with respect to the Revolving Facility First Lien Collateral securing the Term Loan Obligations equal ranking to the Liens with respect to the Revolving Facility First Lien Collateral securing the Revolving Facility Obligations, and

(ii) the Term Loan Security Agent, for itself and on behalf of the Term Loan Secured Parties, hereby waives any and all rights it or the Term Loan Secured Parties may have as a junior lien creditor with respect to the Revolving Facility First Lien Collateral or otherwise to object to the manner in which the Revolving Facility Security Agent or the Revolving Facility Secured Parties seek to enforce or collect the Revolving Facility Obligations or the Liens granted in any of the Revolving Facility First Lien Collateral in any such case except to the extent such enforcement or collection is in violation of the terms of this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Facility Security Agent or Revolving Facility Secured Parties is adverse to the interest of the Term Loan Secured Parties.

(d) The Term Loan Security Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Facility Security Agent or the Revolving Facility Secured Parties with respect to the Revolving Facility First Lien Collateral as set forth in this Agreement and the Revolving Facility Documents.

3.3. Payments Over.

So long as the Discharge of Revolving Facility Obligations has not occurred, any Revolving Facility First Lien Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Revolving Facility First Lien Collateral (or any distribution in respect of the Revolving Facility First Lien Collateral, whether or not expressly characterized as such) received by the Term Loan Security Agent or any Term Loan Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the Revolving Facility First Lien Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Revolving Facility Security Agent, for the benefit of the Revolving Facility Secured Parties, for application in accordance with Section 5.2 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Revolving Facility Security Agent is hereby authorized to make any such endorsements as agent for the Term Loan Security Agent or any such Term Loan Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of Revolving Facility Obligations.

3.4. Other Agreements.

(a) Releases.

(i) If, in connection with:

(1) the exercise of any Revolving Facility Security Agent’s remedies in respect of the Revolving Facility First Lien Collateral provided for in Section 3.2(a) (with the Proceeds thereof being applied to the Revolving Facility Obligations), including any sale, lease, exchange, transfer or other disposition of any such Revolving Facility First Lien Collateral; or

(2) any sale, lease, exchange, transfer or other disposition of any Revolving Facility First Lien Collateral permitted under the terms of the Revolving Facility Documents and the Term Loan Documents (other than in connection with the Discharge of Revolving Facility Obligations), the Revolving Facility Security Agent, for itself or on behalf of any of the Revolving Facility Secured Parties, releases any of its Liens on any part of the Revolving Facility First Lien Collateral, then the Liens, if any, of the Term Loan Security Agent, for itself or for the benefit of the Term Loan Secured Parties, on such Revolving Facility First Lien Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the Term Loan Security Agent, for itself or on behalf of any such Term Loan Secured Parties, promptly shall execute and deliver to the Revolving Facility Security Agent or such Grantor such termination statements, releases and other documents as the Revolving Facility Security Agent or such Grantor may request to effectively confirm such release.

(ii) Until the Discharge of Revolving Facility Obligations occurs, the Term Loan Security Agent, for itself and on behalf of the Term Loan Secured Parties, hereby irrevocably constitutes and appoints the Revolving Facility Security Agent and any officer or agent of the Revolving Facility Security Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Term Loan Security Agent or such holder or in the Revolving Facility Security Agent’s own name, from time to time in the Revolving Facility Security Agent’s discretion, for the purpose of carrying out the terms of this Section 3.4(a) with respect to Revolving Facility First Lien Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.4(a) with respect to Revolving Facility First Lien Collateral, including any endorsements or other instruments of transfer or release.

(iii) Until the Discharge of Revolving Facility Obligations occurs, to the extent that the Revolving Facility Secured Parties (a) have released any Lien on Revolving Facility First Lien Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting Revolving Facility First Lien Collateral from Grantors, then the Term Loan Secured Parties shall be granted a Second Priority Lien on any such Revolving Facility First Lien Collateral.

(iv) If, prior to the Discharge of Revolving Facility Obligations, a subordination of the Revolving Facility Security Agent’s Lien on any Revolving Facility First Lien Collateral is permitted under the Revolving Facility Credit Agreement and the Term Loan Credit Agreement to another Lien permitted under the Revolving Facility Credit Agreement and the Term Loan Credit Agreement (an “Revolving Facility First Lien Collateral Lien”), then the Revolving Facility Security Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Term Loan Security Agent, for itself and on behalf of the Term Loan Secured Parties, shall promptly execute and deliver to the Revolving Facility Security Agent an identical subordination agreement subordinating the Liens of the Term Loan Security Agent for the benefit of (and behalf of) the Term Loan Secured Parties to such Revolving Facility Collateral Priority Lien.

(b) Insurance. Unless and until the Discharge of Revolving Facility Obligations has occurred, the Revolving Facility Security Agent and the Revolving Facility Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Revolving Facility Documents, to adjust settlement for any Insurance policy covering the Revolving Facility First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Revolving Facility First Lien Collateral; provided that, if any Insurance claim includes both Revolving Facility First Lien Collateral and Term Loan First Lien Collateral, the insurer will not settle such claim separately with respect to Revolving Facility First Lien Collateral and Term Loan First Lien Collateral, and if the Security Agents are unable after negotiating in good faith to agree on the settlement for such claim, either Security Agent may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. If the Term Loan Security Agent or any Term Loan Secured Party shall, at any time, receive any Proceeds of any such Insurance policy or any such award or payment in contravention of this Section 3.4(b), it shall pay such Proceeds over to the Revolving Facility Security Agent in accordance with the terms of Section 5.1(c).

(c) Amendments to, and Refinancing of, Term Loan Documents.

(i) Subject to the Revolving Facility Credit Agreement (as in effect on the date hereof), the Term Loan Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the Term Loan Documents may be Refinanced, in each case, without notice to, or the consent of, the Revolving Facility Security Agent or the other Revolving Facility Secured Parties, all without affecting the lien subordination or other provisions of this Agreement. The Term Loan Documents may be Refinanced to the extent the terms and conditions of such Refinancing Indebtedness meet the requirements of each Credit Agreement and the holders of such Refinancing Indebtedness bind themselves in a writing addressed to the Revolving Facility Security Agent and the Revolving Facility Secured Parties to the terms of this Agreement.

(ii) The Grantors agree that each Term Loan Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the Revolving Facility Security Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Term Loan Security Agent pursuant to this Agreement in any Revolving Facility First Lien Collateral and the exercise of any right or remedy by the Term Loan Security Agent with respect to any Revolving Facility First Lien Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of July 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among PC Intermediate Holdco, Inc., a Delaware corporation, PC Merger Sub, Inc., a Delaware corporation (to be merged with and into Party City Holdings Inc., a Delaware corporation), PC Finance Sub, Inc., a Delaware corporation (to be merged with and into Party City Corporation, a Delaware corporation), the other Grantors from time to time party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as Revolving Facility Security Agent, and DBTCA, as Term Loan Security Agent, and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(iii) In the event any Revolving Facility Security Agent or the Revolving Facility Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Revolving Facility Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Revolving Facility Security Document or changing in any manner the rights of the Revolving Facility Security Agent, such Revolving Facility Secured Parties, any Borrower or any other Grantor thereunder, in each case with respect to or relating to the Revolving Facility First Lien Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Term Loan Security Document without the consent of the Term Loan Security Agent or the Term Loan Secured Parties and without any action by the Term Loan Security Agent, any Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets that constitute Revolving Facility First Lien Collateral subject to the Lien of the Term Loan Security Documents, except to the extent that a release of such Lien is permitted or required by Section 3.4(a) and provided that there is a corresponding release of such Lien securing the Revolving Facility Obligations, (ii) imposing duties on the Term Loan Security Agent without its consent or (iii) permitting other liens on the Revolving Facility First Lien Collateral not permitted under the terms of the Term Loan Documents or Section 3.5 and (B) notice of such amendment, waiver or consent shall have been given to the Term Loan Security Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

(iv) The Revolving Facility Security Agent shall endeavor to give prompt notice of any amendment, waiver or consent of a Revolving Facility Document to the Loan Security Agent after the effective date of such amendment, waiver or consent; provided, that the failure of the Revolving Facility Security Agent to give any such notice shall not affect the priority of the Revolving Facility Security Agent’s Liens as provided herein or the validity or effectiveness of any such notice as against the Grantors or any of their Subsidiaries.

(d) Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, the Term Loan Security Agent and the Term Loan Secured Parties may exercise rights and remedies as unsecured creditors against any Borrower or any other Grantor in accordance with the terms of the Term Loan Documents to which it is a party and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Term Loan Security Agent or any Term Loan Secured Parties of the required payments of interest, principal and other amounts in respect of the Term Loan Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Loan Security Agent or any Term Loan Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the Revolving Facility First Lien Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Term Loan Security Agent or any other Term Loan Secured Party becomes a judgment lien creditor in respect of Revolving Facility First Lien Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Revolving Facility Obligations on the same basis as the other Liens on the Revolving Facility First Lien Collateral securing the Term Loan Obligations are so subordinated to such Revolving Facility Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Facility Security Agent or the other Revolving Facility Secured Parties may have with respect to the Revolving Facility First Lien Collateral.

(e) Bailee for Perfection.

(i) The Revolving Facility Security Agent agrees to hold or control that part of the Revolving Facility First Lien Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Revolving Facility First Lien Collateral being the “Pledged Revolving Facility First Lien Collateral”) as collateral agent for the Revolving Facility Secured Parties and as bailee for and, with respect to any Revolving Facility First Lien Collateral that cannot be perfected in such manner, as agent for, the Term Loan Security Agent (on behalf of the Term Loan Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Revolving Facility Documents and the Term Loan Documents, respectively, subject to the terms and conditions of this Section 3.4(e).

(ii) Subject to the terms of this Agreement, until the Discharge of Revolving Facility Obligations has occurred, the Revolving Facility Security Agent shall be entitled to deal with the Pledged Revolving Facility First Lien Collateral in accordance with the terms of the Revolving Facility Documents as if the Liens of the Term Loan Security Agent under the Term Loan Security Documents did not exist. The rights of the Term Loan Security Agent shall at all times be subject to the terms of this Agreement and to the Revolving Facility Security Agent’s rights under the Revolving Facility Documents.

(iii) The Revolving Facility Security Agent shall have no obligation whatsoever to any Revolving Facility Secured Party, the Term Loan Security Agent or any Term Loan Secured Party to ensure that the Pledged Revolving Facility First Lien Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.4(e). The duties or responsibilities of the Revolving Facility Security Agent under this Section 3.4(e) shall be limited solely to holding the Pledged Revolving Facility First Lien Collateral as bailee or agent in accordance with this Section 3.4(e).

(iv) The Revolving Facility Security Agent acting pursuant to this Section 3.4(e) shall not have by reason of the Revolving Facility Security Documents, the Term Loan Security Documents, this Agreement or any other document a fiduciary relationship in respect of any Revolving Facility Secured Party, the Term Loan Security Agent or any Term Loan Secured Party.

(v) Upon the Discharge of the Revolving Facility Obligations, the Revolving Facility Security Agent shall deliver or cause to be delivered the remaining Pledged Revolving Facility First Lien Collateral (if any) in its possession or in possession of its agents or bailees, together with any necessary endorsements, (I) first, to the Term Loan Security Agent to the extent Term Loan Obligations remain outstanding and (II) second, to the applicable Grantor to the extent no Revolving Facility Obligations or Term Loan Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Revolving Facility First Lien Collateral) and will cooperate with the Term Loan Security Agent in assigning (without recourse to or warranty by the Revolving Facility Security Agent or any Revolving Facility Secured Party or agent or bailee thereof) control over any other Pledged Revolving Facility First Lien Collateral under its control. The Revolving Facility Security Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of the Grantors or such Person) in connection with such Person obtaining a first priority interest in the Pledged Revolving Facility First Lien Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, any Term Loan Obligations remain outstanding upon the Discharge of the Revolving Facility Obligations, all rights of the Revolving Facility Security Agent hereunder and under the Term Loan Security Documents or the Revolving Facility Security Documents (1) with respect to the delivery and control of any part of the Revolving Facility First Lien Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Revolving Facility First Lien Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Term Loan Security Agent or the Revolving Facility Security Agent, pass to the Term Loan Security Agent, who shall thereafter hold such rights for the benefit of the Term Loan Secured Parties. Each of the Revolving Facility Security Agent and the Grantors agrees that it will, if any Term Loan Obligations remain outstanding upon the Discharge of the Revolving Facility Obligations, take any other action required by any law or reasonably requested by the Term Loan Security Agent (subject to any limitations set forth in the Term Loan Facility Documents), in connection with the Term Loan Security Agent’s establishment and perfection of a First Priority security interest in the Revolving Facility First Lien Collateral.

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of the Term Loan Obligations, the Revolving Facility Security Agent acquires possession of any Pledged Term Priority Collateral, the Revolving Facility Security Agent shall hold same bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged Revolving Facility First Lien Collateral, provided that as soon as is practicable the Revolving Facility Security Agent shall deliver or cause to be delivered such Pledged Term Priority Collateral to the Term Loan Security Agent in a manner otherwise consistent with the requirements of preceding clause (v).

(f) When Discharge of Revolving Facility Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if concurrently with (or immediately after) the Discharge of Revolving Facility Obligations, any Borrower and/or any Grantor enters into any Permitted Refinancing of any Revolving Facility Obligations, then such Discharge of Revolving Facility Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as Revolving Facility Obligations (together with the Revolving Facility Bank Product Agreements on the basis provided in the definition of “ABL Loan Documents” contained herein) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “Revolving Facility Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the Revolving Facility Security Agent under such Revolving Facility Documents shall be a Revolving Facility Security Agent for all purposes hereof and the new secured parties under such Revolving Facility Documents (together with the Revolving Facility Bank Product Creditors as provided herein) shall automatically be treated as Revolving Facility Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that any Borrower and/or any Grantor has entered into a new Revolving Facility Document in respect of a Permitted Refinancing of Revolving Facility Obligations (which notice shall include the identity of the new agent, such agent, the “New Revolving Facility Security Agent”), and delivery by the New Revolving Facility Security Agent of an Intercreditor Agreement Joinder, the Term Loan Security Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as any Borrower and/or any Grantor or such New Revolving Facility Security Agent shall reasonably request in order to provide to the New Revolving Facility Security Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) deliver to the New Revolving Facility Security Agent any Pledged Revolving Facility First Lien Collateral held by the Term Loan Security Agent together with any necessary endorsements (or otherwise allow the New Revolving Facility Security Agent to obtain control of such Pledged Revolving Facility First Lien Collateral). The New Revolving Facility Security Agent shall agree to be bound by the terms of this Agreement. If the new Revolving Facility Obligations under the new Revolving Facility Documents are secured by assets of the Grantors of the type constituting Revolving Facility First Lien Collateral that do not also secure the Term Loan Obligations, then the Term Loan Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the Term Loan Security Documents with respect to the other Revolving Facility First Lien Collateral. If the new Revolving Facility Obligations under the new Revolving Facility Documents are secured by assets of the Grantors of the type constituting Term Loan First Lien Collateral that do not also secure the Term Loan Obligations, then the Term Loan Obligations shall be secured at such time by a First Priority Lien on such assets to the same extent provided in the Term Loan Security Documents with respect to the other Term Loan First Lien Collateral.

(g) Option to Purchase Revolving Facility Obligations.

(i) Without prejudice to the enforcement of remedies by the Revolving Facility Security Agent and the Revolving Facility Secured Parties, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant Revolving Facility Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Term Loan Obligations under the Term Loan Credit Agreement (an “Eligible Term Loan Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the Revolving Facility Secured Parties other than in respect of services giving rise to Revolving Facility Bank Product Obligations), at any time during the exercise period described in clause (iii) below of this Section 3.4(g), all, but not less than all, of the Revolving Facility Obligations (other than the Revolving Facility Obligations of a Defaulting Revolving Facility Secured Party), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Revolving Facility Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 3.4(g), all commitments pursuant to any then outstanding Revolving Facility Credit Agreement shall have terminated and all Revolving Facility Secured Hedging Agreements and Revolving Facility Bank Product Agreements also shall have been terminated in accordance with their terms. Any purchase pursuant to this Section 3.4(g)(i) shall be made as follows:

(1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute Revolving Facility Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit and excluding Revolving Facility Bank Product Obligations), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration or other prepayment penalties or premiums other than customary breakage costs), (B) in the case of any Revolving Facility Bank Product Obligations, cash collateral in such amounts as the Revolving Facility Security Agent reasonably determines is necessary to secure the Revolving Facility Security Agent and the other Revolving Facility Secured Parties in connection with such Revolving Facility Bank Product Obligations, (C) in the case of the undrawn amount of then outstanding letters of credit, cash collateral in the amount of 100% of the aggregate undrawn amount of such letters of credit, (D) in the case of any Revolving Facility Secured Hedging Agreement, the aggregate amount then owing to each Revolving Facility Hedging Creditor (which is an Revolving Facility Secured Party) thereunder pursuant to the terms of the respective Revolving Facility Secured Hedging Agreement, including, without limitation, all amounts owing to such Revolving Facility Hedging Creditor as a result of the termination (or early termination) thereof (in each case, to the extent of its interest as an Revolving Facility Secured Party) and (E) all accrued and unpaid fees, expenses, indemnities and other amounts (other than any prepayment penalties or premiums or similar fees) through the date of purchase; and (y) an obligation on the part of the respective Eligible Term Loan Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender (or any Revolving Facility Secured Party required to pay same) for all amounts thereafter drawn with respect to any letters of credit constituting Revolving Facility Obligations which remain outstanding after the date of any purchase pursuant to this Section 3.4(g), together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such letters of credit; it being understood and agreed that (x) if at any time those amounts (if any) then on deposit with the Revolving Facility Security Agent as described in clause (C) above exceed 100% of the sum of the aggregate undrawn amount of all then outstanding letters of credit, such excess shall be returned to the respective Eligible Term Loan Purchaser or Eligible Term Loan Purchasers (as their interests appear), (y) at such time as all letters of credit have been cancelled, expired or been fully drawn, as the case may be, any excess cash collateral deposited as described above in clause (C) (and not previously applied or released as provided above) shall be returned to the respective Eligible Term Loan Purchaser or Eligible Term Loan Purchasers, as their interests appear and (z) at such time as all Revolving Facility Bank Product Agreements have been terminated, any excess cash collateral deposited as described above in clause (B) (and not previously applied or released as provided above) shall be returned to the respective Eligible Term Loan Purchaser or Eligible Term Loan Purchasers, as their interests appear;

(2) with the purchase price described in preceding clause (i)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Term Loan Purchaser or Eligible Term Loan Purchasers (without recourse and without any representations or warranties whatsoever, whether as to the enforceability of any Revolving Facility Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any Revolving Facility Obligation or as to any other matter whatsoever, except the representations and warranties (1) that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the Revolving Facility Credit Agreement, in which case the purchase price described in preceding clause (i)(1)(x) shall be appropriately adjusted so that the Eligible Term Loan Purchaser or Eligible Term Loan Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the Revolving Facility Obligations) and (2) as to the amount of its portion of the Revolving Facility Obligations being acquired); provided that the purchase price in respect of any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (i) first, from the cash collateral account described in clause (i)(1)(x)(C) above, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Term Loan Purchaser or Eligible Term Loan Purchasers;

(3) with the purchase price described in preceding clause (i)(1)(x) accompanied by a waiver by the Term Loan Security Agent (on behalf of itself and the other Term Loan Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 3.4(g);

(4) with all amounts payable to the various Revolving Facility Secured Parties in respect of the assignments described above to be distributed to them by the Revolving Facility Security Agent in accordance with their respective holdings of the various Revolving Facility Obligations; and

(5) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Revolving Facility Security Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Term Loan Purchaser or Eligible Term Loan Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the Revolving Facility Security Agent and each other Revolving Facility Secured Party shall retain all rights to indemnification as provided in the relevant Revolving Facility Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 3.4(g).

(ii) The right to exercise the purchase option described in Section 3.4(g)(i) above shall be exercisable and legally enforceable upon at least ten (10) Business Days’ prior written notice of exercise (which notice, once given, (A) shall be irrevocable and fully binding on the respective Eligible Term Loan Purchaser or Eligible Term Loan Purchasers except as provided in clause (iii) below and (B) shall specify a date of purchase not less than five (5) Business Days, nor more than thirty (30) calendar days, after the date of the receipt by the Revolving Facility Security Agent of such notice) given to the Revolving Facility Security Agent by an Eligible Term Loan Purchaser. Neither the Revolving Facility Security Agent nor any Revolving Facility Secured Party shall have any disclosure obligation to any Eligible Term Loan Purchaser, the Term Loan Security Agent or any Term Loan Secured Party in connection with any exercise of such purchase option.

(iii) The right to purchase the Revolving Facility Obligations as described in this Section 3.4(g) may be exercised (by giving the irrevocable written notice described in preceding clause (ii)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the Revolving Facility Credit Agreement, (y) the occurrence of the final maturity of the loans under the Revolving Facility Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to any Borrower or any Grantor which constitutes an event of default under the Revolving Facility Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within 10 Business Days after any such event, and so long as any unpaid amounts constituting Revolving Facility Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 10th Business Day after the start of the period described in clause (1) above.

(iv) The obligations of the Revolving Facility Secured Parties to sell their respective Revolving Facility Obligations under this Section 3.4(g) are several and not joint and several. To the extent any Revolving Facility Secured Party breaches its obligation to sell its Revolving Facility Obligations under this Section 3.4(g) (a “Defaulting Revolving Facility Secured Party”), nothing in this Section 3.4(g) shall be deemed to require the Revolving Facility Security Agent or any other Revolving Facility Secured Party to purchase such Defaulting Revolving Facility Secured Party’s Revolving Facility Obligations for resale to the holders of Term Loan Obligations and in all cases, the Revolving Facility Security Agent and each Revolving Facility Secured Party complying with the terms of this Section 3.4(g) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Revolving Facility Secured Party; provided that nothing in this clause (iv) shall require any Eligible Term Loan Purchaser to purchase less than all of the Revolving Facility Obligations.

(v) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Term Loan Purchasers pursuant to this Section 3.4(g) (so long as they meet all eligibility standards contained in all relevant Term Loan Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Revolving Facility Documents) for purposes of all Term Loan Documents and hereby agrees that no further consent to any such assignment pursuant to this Section 3.4(g) from such Grantor shall be required.

3.5. Insolvency or Liquidation Proceedings.

(a) Finance and Sale Issues. Until the Discharge of Revolving Facility Obligations has occurred, if any Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Facility Security Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Revolving Facility First Lien Collateral or to permit any Borrower or any other Grantor to obtain a financing, whether from the Revolving Facility Secured Parties or any other entity under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law, that is secured by a lien that is (i) senior or pari passu with the liens on the Revolving Facility First Lien Collateral securing the Revolving Facility Obligations and (ii) junior to the liens on the Term Loan First Lien Collateral securing the Term Loan Obligations (each, an “Revolving Facility DIP Financing”), then the Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting or contesting) such use of cash collateral constituting Revolving Facility First Lien Collateral or to the fact that the providers of such Revolving Facility DIP Financing may be granted Liens on the Collateral and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Facility Security Agent or to the extent permitted by Section 3.5(c)) and, the Term Loan Security Agent will subordinate its Liens in the Revolving Facility First Lien Collateral to the Liens securing such Revolving Facility DIP Financing (and all interest and other obligations relating thereto); provided that (i) the Term Loan Security Agent and the other Term Loan Secured Parties retain a Lien on the Collateral to secure the Term Loan Obligations and, with respect to the Term Loan First Lien Collateral only, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the Revolving Facility Security Agent is granted adequate protection in the form of a Lien, the Term Loan Security Agent is permitted to seek a Lien (without objection from the Revolving Facility Security Agent or any Revolving Facility Secured Party) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to Revolving Facility First Lien Collateral, such Lien is junior to the Liens securing such Revolving Facility DIP Financing and the Revolving Facility Obligations), and (iii) the foregoing provisions of this Section 3.5(a) shall not prevent the Term Loan Security Agent and the Term Loan Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws. The Term Loan Security Agent, on behalf of the Term Loan Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any Revolving Facility First Lien Collateral free and clear of its Liens (subject to attachment of Proceeds with respect to the Second Priority Lien on the Revolving Facility First Lien Collateral in favor of the Term Loan Security Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code, except for any objection or opposition that could be asserted by any Term Loan Secured Party as an unsecured creditor in any such Insolvency or Liquidation Proceeding if the Term Loan Secured Parties have consented to such sale or disposition of such assets; provided that the Term Loan Security Agent and the other Term Loan Secured Parties shall be entitled to seek and exercise Credit Bid Rights in respect of any such sale or disposition.

(b) Relief from the Automatic Stay. Until the Discharge of Revolving Facility Obligations has occurred, the Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Facility First Lien Collateral, without the prior written consent of the Revolving Facility Security Agent.

(c) Adequate Protection. The Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (i) any request by the Revolving Facility Security Agent or the Revolving Facility Secured Parties for adequate protection with respect to any Revolving Facility First Lien Collateral, (ii) so long as the request of adequate protection is in the form of a replacement lien on the Term Loan First Lien Collateral that is junior to the liens on the Term Loan First Lien Collateral securing the Term Loan Obligations, any request by the Revolving Facility Security Agent or the Revolving Facility Secured Parties for adequate protection with respect to any Term Loan First Lien Collateral or (iii) any objection by the Revolving Facility Security Agent or the Revolving Facility Secured Parties to any motion, relief, action or proceeding based on the Revolving Facility Security Agent or the Revolving Facility Secured Parties claiming a lack of adequate protection with respect to the Revolving Facility First Lien Collateral.

Notwithstanding the foregoing provisions in this Section 3.5(c), in any Insolvency or Liquidation Proceeding, (A) if the Revolving Facility Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting Revolving Facility First Lien Collateral in connection with any Revolving Facility DIP Financing or use of cash collateral constituting Revolving Facility First Lien Collateral, then the Term Loan Security Agent, on behalf of itself or any of the Term Loan Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Revolving Facility Obligations and such Revolving Facility DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Revolving Facility First Lien Collateral securing the Term Loan Obligations are so subordinated to the Revolving Facility Obligations under this Agreement, and (B) in the event the Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, seeks or requests adequate protection in respect of Revolving Facility First Lien Collateral securing Term Loan Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting Revolving Facility First Lien Collateral, then the Term Loan Security Agent, on behalf of itself or any of the Term Loan Secured Parties, agrees that the Revolving Facility Security Agent shall also be granted a senior Lien on such additional collateral as security for the Revolving Facility Obligations and for any such Revolving Facility DIP Financing and that any Lien on such additional collateral securing the Term Loan Obligations shall be subordinated to the Liens on such collateral securing the Revolving Facility Obligations and any such Revolving Facility DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Revolving Facility Secured Parties as adequate protection on the same basis as the other Liens on Revolving Facility First Lien Collateral securing the Term Loan Obligations are so subordinated to such Revolving Facility Obligations under this Agreement.

(d) No Waiver. Subject to the proviso in clause (ii) of Section 3.2(a), nothing contained herein shall prohibit or in any way limit the Revolving Facility Security Agent or any Revolving Facility Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Term Loan Security Agent or any of the Term Loan Secured Parties in respect of the Revolving Facility First Lien Collateral, including the seeking by the Term Loan Security Agent or any Term Loan Secured Parties of adequate protection in respect thereof or the asserting by the Term Loan Security Agent or any Term Loan Secured Parties of any of its rights and remedies under the Term Loan Documents or otherwise in respect thereof.

(e) Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Revolving Facility Obligations and on account of Term Loan Obligations, then, to the extent the debt obligations distributed on account of the Revolving Facility Obligations and on account of the Term Loan Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(f) Post-Petition Interest.

(i) Neither the Term Loan Security Agent nor any Term Loan Secured Party shall oppose or seek to challenge any claim by the Revolving Facility Security Agent or any Revolving Facility Secured Party for allowance in any Insolvency or Liquidation Proceeding of Revolving Facility Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Revolving Facility Secured Party’s Lien on the Revolving Facility First Lien Collateral, without regard to the existence of the Lien of the Term Loan Security Agent on behalf of the Term Loan Secured Parties on the Revolving Facility First Lien Collateral.

(ii) Neither the Revolving Facility Security Agent nor any other Revolving Facility Secured Party shall oppose or seek to challenge any claim by the Term Loan Security Agent or any Term Loan Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Loan Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Term Loan Security Agent on behalf of the Term Loan Secured Parties on the Revolving Facility First Lien Collateral (after taking into account the Lien of the Revolving Facility Secured Parties on the Revolving Facility First Lien Collateral).

(g) Waiver. The Term Loan Security Agent, for itself and on behalf of the Term Loan Secured Parties, waives any claim it may hereafter have against any Revolving Facility Secured Party arising out of the election of any Revolving Facility Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Revolving Facility First Lien Collateral in any Insolvency or Liquidation Proceeding.

3.6. Reliance; Waivers; Etc.

(a) Reliance. Other than any reliance on the terms of this Agreement, the Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties under its Term Loan Documents, acknowledges that it and such Term Loan Secured Parties have, independently and without reliance on the Revolving Facility Security Agent or any Revolving Facility Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Credit Agreement or this Agreement.

(b) No Warranties or Liability. The Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, acknowledges and agrees that the Revolving Facility Security Agent and the Revolving Facility Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Revolving Facility Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Revolving Facility Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Facility Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Revolving Facility Security Agent and the Revolving Facility Secured Parties shall have no duty to the Term Loan Security Agent or any of the Term Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any other Grantor (including the Revolving Facility Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities.

(i) No right of the Revolving Facility Secured Parties, the Revolving Facility Security Agent or any of them to enforce any provision of this Agreement or any Revolving Facility Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower or any other Grantor or by any act or failure to act by any Revolving Facility Secured Party or the Revolving Facility Security Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Facility Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the Revolving Facility Security Agent or the Revolving Facility Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of any Borrower and the other Grantors under the Revolving Facility Documents and subject to the provisions of Section 3.4(c)), the Revolving Facility Secured Parties, the Revolving Facility Security Agent and any of them may, at any time and from time to time in accordance with the Revolving Facility Documents and/or applicable law, without the consent of, or notice to, the Term Loan Security Agent or any Term Loan Secured Party, without incurring any liabilities to the Term Loan Security Agent or any Term Loan Secured Parties and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Loan Security Agent or any Term Loan Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(1) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(2) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Revolving Facility Obligations or any Lien on any Revolving Facility First Lien Collateral or guaranty thereof or any liability of any Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Revolving Facility Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens on the Revolving Facility First Lien Collateral held by the Revolving Facility Security Agent or any of the Revolving Facility Secured Parties, the Revolving Facility Obligations or any of the Revolving Facility Documents;

(3) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Revolving Facility First Lien Collateral or any liability of any Borrower or any other Grantor to the Revolving Facility Secured Parties or the Revolving Facility Security Agent, or any liability incurred directly or indirectly in respect thereof;

(4) settle or compromise any Revolving Facility Obligation or any other liability of any Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(5) exercise or delay in or refrain from exercising any right or remedy against any Borrower or any other Grantor or any other Person, elect any remedy and otherwise deal freely with any Borrower, any other Grantor or any Revolving Facility First Lien Collateral and any security and any guarantor or any liability of any Borrower or any other Grantor to the Revolving Facility Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii) The Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, also agrees that the Revolving Facility Secured Parties and the Revolving Facility Security Agent shall have no liability to the Term Loan Security Agent or any Term Loan Secured Party, and the Term Loan Security Agent, on behalf of itself and the Term Loan Secured

Parties, hereby waives any claim against any Revolving Facility Secured Party or the Revolving Facility Security Agent, arising out of any and all actions which the Revolving Facility Secured Parties or the Revolving Facility Security Agent may take or permit or omit to take with respect to:

(1) the Revolving Facility Documents (other than this Agreement);

(2) the collection of the Revolving Facility Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Revolving Facility First Lien Collateral.

The Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, agrees that the Revolving Facility Secured Parties and the Revolving Facility Security Agent have no duty to the Term Loan Security Agent or the Term Loan Secured Parties in respect of the maintenance or preservation of the Revolving Facility First Lien Collateral, the Revolving Facility Obligations or otherwise.

(iv) The Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Facility First Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d) Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Facility Security Agent and the Revolving Facility Secured Parties and the Term Loan Security Agent and the Term Loan Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Revolving Facility Document or any Term Loan Document;

(ii) except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Facility Obligations or Term Loan Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any Revolving Facility Document or any Term Loan Document;

(iii) except as otherwise set forth in this Agreement, any exchange of any security interest in any Revolving Facility First Lien Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Facility Obligations or Term Loan Obligations;

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any other Grantor; or

(v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Borrower or any other Grantor in respect of the Revolving Facility Obligations, or of the Term Loan Security Agent or any Term Loan Secured Party in respect of this Agreement.

Section 4. Cooperation With Respect To Revolving Facility First Lien Collateral.

4.1. Consent to License to Use Intellectual Property. The Term Loan Security Agent (and any purchaser, assignee or transferee of assets as provided in Section 4.3) (a) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the Revolving Facility Security Agent of a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with the initiation of any enforcement of Liens by either the Term Loan Security Agent (provided that the Revolving Facility Security Agent has received notice thereof) or the Revolving Facility Security Agent) any Patent, Trademark or proprietary information of such Grantor that is subject to a Lien held by the Term Loan Security Agent (or any Patent, Trademark or proprietary information acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (b) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to the Revolving Facility Security Agent a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with (x) the initiation of any enforcement of Liens by either the Term Loan Security Agent or the Revolving Facility Security Agent or (y) the purchase, assignment or transfer, as the case may be (provided that in either such case the Revolving Facility Security Agent has received notice thereof)) any Patent, Trademark or proprietary information that is subject to a Lien held by the Term Loan Security Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case in connection with the enforcement of any Lien held by the Revolving Facility Security Agent upon any Inventory or other Revolving Facility First Lien Collateral of any Grantor and to the extent the use of such Patent, Trademark or proprietary information is necessary or appropriate, in the good faith opinion of the Revolving Facility Security Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such Inventory in any lawful manner. The 180 day license periods shall be tolled during the pendency of any Insolvency or Liquidation Proceeding of any Grantor pursuant to which the Revolving Facility Security Agent is effectively stayed from enforcing its rights and remedies with respect to the Revolving Facility First Lien Collateral.

4.2. Access to Information. If the Term Loan Security Agent takes actual possession of any documentation of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Term Loan Security Agent), then upon the reasonable request of the Revolving Facility Security Agent and reasonable advance notice, the Term Loan Security Agent will permit the Revolving Facility Security Agent or its representative to inspect and copy such documentation.

4.3. Access to Property to Process and Sell Inventory. (a) (i) If the Revolving Facility Security Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure but excluding any exercise of rights solely in connection with a Cash Dominion Event, as such term is defined in the Revolving Facility Credit Agreement, as originally in effect), enforcement, collection or execution with respect to the Revolving Facility First Lien Collateral (“Revolving Facility First Lien Collateral Enforcement Actions”) or if the Term Loan Security Agent commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the Term Loan First Lien Collateral and the Term Loan Security Agent (or a purchaser at a foreclosure sale conducted in foreclosure of any Term Loan Security Agent’s Liens) takes actual or constructive possession of Term Loan First Lien Collateral of any Grantor (“Term Loan First Lien Collateral Enforcement Actions”), then the Term Loan Secured Parties and the Term Loan Security Agent shall (subject to, in the case of any Term Loan First Lien Collateral Enforcement Action, a prior written request by the Revolving Facility Security Agent to the Term Loan Security Agent (the “Term Loan First Lien Collateral Enforcement Action Notice”)) (x) cooperate with the Revolving Facility Security Agent (and with its officers, employees, representatives and agents) in its efforts to conduct Revolving Facility First Lien Collateral Enforcement Actions in the Revolving Facility First Lien Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the Revolving Facility First Lien Collateral, (y) not hinder or restrict in any respect the Revolving Facility Security Agent from conducting Revolving Facility First Lien Collateral Enforcement Actions in the Revolving Facility First Lien Collateral or from finishing any work-in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the Revolving Facility First Lien Collateral, and (z) permit the Revolving Facility Security Agent, its employees, agents, advisers and representatives, at the cost and expense of the Revolving Facility Secured Parties (but with the Grantors’ reimbursement and indemnity obligation with respect thereto), to enter upon and use the Term Loan First Lien Collateral (including, without limitation, equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and intellectual property), for a period commencing on (I) the date of the initial Revolving Facility First Lien Collateral Enforcement Action or the date of delivery of the Term Loan First Lien Collateral Enforcement Action Notice, as the case may be, and (II) ending on the earlier of the date occurring 180 days thereafter and the date on which all Revolving Facility First Lien Collateral (other than Revolving Facility First Lien Collateral abandoned by the Revolving Facility Security Agent in writing) has been removed from the Term Loan First Lien Collateral (such period, the “Revolving Facility First Lien Collateral Processing and Sale Period”), for purposes of:

(A) assembling and storing the Revolving Facility First Lien Collateral and completing the processing of and turning into finished goods any Revolving Facility First Lien Collateral consisting of work-in-process;

(B) selling any or all of the Revolving Facility First Lien Collateral located in or on such Term Loan First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise;

(C) removing and transporting any or all of the Revolving Facility First Lien Collateral located in or on such Term Loan First Lien Collateral;

(D) otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the Revolving Facility First Lien Collateral; and/or

(E) taking reasonable actions to protect, secure, and otherwise enforce the rights or remedies of the Revolving Facility Secured Parties and/or the Revolving Facility Security Agent (including with respect to any Revolving Facility First Lien Collateral Enforcement Actions) in and to the Revolving Facility First Lien Collateral;

provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan Security Agent from selling, assigning or otherwise transferring any Term Loan First Lien Collateral prior to the expiration of such Revolving Facility First Lien Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the Revolving Facility Security Agent and the Revolving Facility Secured Parties) to be bound by the provisions of this Section 4. If any stay or other order prohibiting the exercise of remedies with respect to the Revolving Facility First Lien Collateral has been entered by a court of competent jurisdiction, such Revolving Facility First Lien Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order.

(ii) During the period of actual occupation, use and/or control by the Revolving Facility Secured Parties and/or the Revolving Facility Security Agent (or their respective employees, agents, advisers and representatives) of any Term Loan First Lien Collateral, the Revolving Facility Secured Parties and the Revolving Facility Security Agent shall be obligated to repair at their expense any physical damage to such Term Loan First Lien Collateral resulting from such occupancy, use or control, and to leave such Term Loan First Lien Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the Revolving Facility Secured Parties or the Revolving Facility Security Agent have any liability to the Term Loan Secured Parties and/or to the Term Loan Security Agent pursuant to this Section 4.3(a) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Loan First Lien Collateral existing prior to the date of the exercise by the Revolving Facility Secured Parties (or the Revolving Facility Security Agent, as the case may be) of their rights under this Section 4.3(a) and the Revolving Facility Secured Parties shall have no duty or liability to maintain the Term Loan First Lien Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Facility Secured Parties, or for any diminution in the value of the Term Loan First Lien Collateral that results from ordinary wear and tear resulting from the use of the Term Loan First Lien Collateral by the Revolving Facility Secured Parties in the manner and for the time periods specified under this Section 4.3(a). Without limiting the rights granted in this Section 4.3(a), the Revolving Facility Secured Parties and the Revolving Facility Security Agent shall cooperate with the Term Loan Secured Parties and/or the Term Loan Security Agent in connection with any efforts made by the Term Loan Secured Parties and/or the Term Loan Security Agent to sell the Term Loan First Lien Collateral.

(b) The Revolving Facility Secured Parties shall (i) use the Term Loan First Lien Collateral in accordance with applicable law; (ii) obtain insurance for damage to property and liability to persons, including property and liability insurance, substantially similar to the insurance maintained by Grantors, naming Term Loan Security Agent as mortgagee, loss payee and additional insured, at no cost to the Term Loan Secured Parties, but only to the extent such insurance is not otherwise in effect; and (iii) indemnify the Term Loan Secured Parties from any claim, loss, damage, cost or liability arising out of any claim asserted by any third party as a result of any acts or omissions by the Revolving Facility Security Agent, or any of its agents or representatives, in connection with the exercise by the Revolving Facility Secured Parties of their rights of access set forth in this Section 4.3. In no event shall any Revolving Facility Secured Party have any liability to the Term Loan Secured Parties pursuant to this Section 4.3(b) or otherwise as a result of any condition on or with respect to the Term Loan First Lien Collateral existing prior to the date of the exercise by the Revolving Facility Secured Parties of their access rights under this Section 4.3(b), and the Revolving Facility Secured Parties shall have no duty or liability to maintain the Term Loan First Lien Collateral in a condition or manner better than that in which it was maintained prior to the access and/or use thereof by the Revolving Facility Secured Parties.

(c) The Term Loan Security Agent (x) shall, at the request of the Revolving Facility Security Agent, provide reasonable cooperation to the Revolving Facility Security Agent in connection with the manufacture, production, completion, handling, removal and sale of any Revolving Facility First Lien Collateral by the Revolving Facility Security Agent as provided above and (y) shall be entitled to receive, from the Revolving Facility Security Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the Revolving Facility Security Agent. The Term Loan Security Agent and/or any such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any First Priority Lien held by the Revolving Facility Security Agent or to provide any support, assistance or cooperation to the Revolving Facility Security Agent in respect thereof.

4.4. Grantor Consent. Each Borrower and the other Grantors consent to the performance by the Term Loan Security Agent of the obligations set forth in this Article 4 and acknowledge and agree that neither the Term Loan Security Agent (nor any holder of Term Loan Obligations) shall ever be accountable or liable for any action taken or omitted by the Revolving Facility Security Agent or any Revolving Facility Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the Revolving Facility Security Agent or any Revolving Facility Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the Revolving Facility Security Agent or its officers, employees, agents, successors or assigns.

Section 5. Application Of Proceeds.

5.1. Application of Proceeds in Distributions by the Term Loan Security Agent.

(a) The Term Loan Security Agent will apply the Proceeds of any collection, sale, foreclosure or other realization upon any Term Loan First Lien Collateral and, after the Discharge of Revolving Facility Obligations, the Proceeds of any collection, sale, foreclosure or other realization of any Revolving Facility First Lien Collateral by Term Loan Security Agent as expressly permitted hereunder, and, in each case the Proceeds of any title insurance policy required under any Term Loan Document or Revolving Facility Document, in the following order of application:

First, to the payment of all amounts payable under the Term Loan Documents on account of the Term Loan Security Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Term Loan Security Agent or any co-trustee or agent of the Term Loan Security Agent in connection with any Term Loan Document;

Second, to the Term Loan Administrative Agent for application to the payment of all outstanding Term Loan Obligations that are then due and payable in such order as may be provided in the Term Loan Documents in an amount sufficient to pay in full in cash all outstanding Term Loan Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the Term Loan Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding);

Third, to the payment of all amounts payable under the Revolving Facility Documents on account of the Revolving Facility Security Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Revolving Facility Security Agent or any co-trustee or agent of the Revolving Facility Security Agent in connection with any Revolving Facility Document;

Fourth, to the Revolving Facility Security Agent for application to the payment of all outstanding Revolving Facility Obligations that are then due and payable in such order as may be provided in the Revolving Facility Documents in an amount sufficient to pay in full in cash all outstanding Revolving Facility Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Revolving Facility Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 100% of the aggregate undrawn amount) of all outstanding letters of credit and Revolving Facility Bank Product Obligations, if any, constituting Revolving Facility Obligations); and

Fifth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Borrowers or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of Proceeds pursuant to Section 5.1(a), except as otherwise directed by the Required Lenders (or equivalent term) under (and as defined in) the Term Loan Documents, the Term Loan Security Agent may sell any non-Cash Proceeds for cash prior to the application of the Proceeds thereof.

(c) If the Term Loan Security Agent or any Term Loan Secured Party collects or receives any Proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Revolving Facility Obligations in accordance with Section 5.2(a) below, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Term Loan Secured Party will forthwith deliver the same to the Revolving Facility Security Agent, for the account of the holders of the Revolving Facility Obligations, to be applied in accordance with Section 5.2(a). Until so delivered, such Proceeds will be held by that Term Loan Secured Party for the benefit of the holders of the Revolving Facility Obligations.

5.2. Application of Proceeds in Distributions by the Revolving Facility Security Agent.

(a) The Revolving Facility Security Agent will apply the Proceeds of any collection, sale, foreclosure or other realization upon any Revolving Facility First Lien Collateral and, after the Discharge of Revolving Facility Obligations, the Proceeds of any collection, sale, foreclosure or other realization of any Term Loan First Lien Collateral by the Revolving Facility Security Agent as expressly permitted hereunder, and the Proceeds of any title insurance policy required under any Term Loan Document or Revolving Facility Document permitted to be received by it, in the following order of application:

First, to the payment of all amounts payable under the Revolving Facility Documents on account of the Revolving Facility Security Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Revolving Facility Security Agent or any co-trustee or agent of the Revolving Facility Security Agent in connection with any Revolving Facility Document;

Second, to the Revolving Facility Administrative Agent for application to the payment of all outstanding Revolving Facility Obligations that are then due and payable in such order as may be provided in the Revolving Facility Documents in an amount sufficient to pay in full in cash all outstanding Revolving Facility Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the Revolving Facility Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge or cash collateralization of all outstanding letters of credit (at 100% of the aggregate undrawn amount) and Revolving Facility Bank Product Obligations (in such amount as the Revolving Facility Security Agent reasonably determines is necessary to secure the Revolving Facility Bank Product Obligations), if any, constituting Revolving Facility Obligations);

Third, to the payment of all amounts payable under the Term Loan Documents on account of the Term Loan Security Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Term Loan Security Agent or any co-trustee or agent of the Term Loan Security Agent in connection with any Term Loan Document;

Fourth, to the Term Loan Administrative Agent for application to the payment of all outstanding Term Loan Obligations that are then due and payable in such order as may be provided in the Term Loan Documents in an amount sufficient to pay in full in cash all outstanding Term Loan Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the Term Loan Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge or cash collateralization);

Fifth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Borrowers or the other applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of Proceeds pursuant to Section 5.2(a), except as otherwise directed by the Required Lenders (or equivalent term) under (and as defined in) the Revolving Facility Documents, the Revolving Facility Security Agent may sell any non-Cash Proceeds for cash prior to the application of the Proceeds thereof.

(c) If the Revolving Facility Security Agent or any Revolving Facility Secured Party collects or receives any Proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Term Loan Obligations in accordance with Section 5.1(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Revolving Facility Secured Party will forthwith deliver the same to the Term Loan Security Agent, for the account of the holders of the Term Loan Obligations, to be applied in accordance with Section 5.1(a). Until so delivered, such Proceeds will be held by that Revolving Facility Secured Party for the benefit of the holders of the Term Loan Obligations.

5.3. Mixed Collateral Proceeds. Notwithstanding anything to the contrary contained above or in the definition of the Revolving Facility First Lien Collateral or Term Loan First Lien Collateral, in the event that Proceeds of Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Collateral that involves a combination of Revolving Facility First Lien Collateral and Term Loan First Lien Collateral, the portion of such Proceeds that shall be allocated as Proceeds of Revolving Facility First Lien Collateral for purposes of this Agreement shall be an amount equal to the net book value of such Revolving Facility First Lien Collateral (except in the case of Accounts which amount shall be equal to the face amount of such Accounts). In addition, notwithstanding anything to the contrary contained above or in the definition of the Revolving Facility First Lien Collateral or Term Loan First Lien Collateral, to the extent Proceeds of Collateral are Proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Capital Stock of any of the Subsidiaries of Holdings which is a Grantor or all or substantially all of the assets of any such Subsidiary, such Proceeds shall constitute (1) first, in an amount equal to the face amount of the Accounts (as described in clause (i) of the definition of Revolving Facility First Lien Collateral, and excluding any Accounts to the extent excluded pursuant to said clause (i)) and the net book value of the Inventory owned by such Subsidiary at the time of such sale, Revolving Facility First Lien Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Term Loan First Lien Collateral. In the event that amounts are received in respect of Capital Stock of or intercompany loans issued to any Grantor in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be Proceeds received from a sale or disposition of Revolving Facility First Lien Collateral and Term Loan First Lien Collateral and shall be allocated as Proceeds of Revolving Facility First Lien Collateral and Term Loan First Lien Collateral in proportion to the Revolving Facility First Lien Collateral and Term Loan First Lien Collateral owned at such time by the issuer of such Capital Stock.

Section 6. Miscellaneous.

6.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Term Loan Documents or the Revolving Facility Documents, the provisions of this Agreement shall govern and control. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provision of its respective Term Loan Document or Revolving Facility Document.

6.2. Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by the parties hereto. Each Security Agent, on behalf of itself and the applicable Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to each Borrower or any other Grantor shall include such Borrower or such Grantor as debtor and debtor in possession and any receiver or trustee for each Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to the Revolving Facility Security Agent, the Revolving Facility Secured Parties and the Revolving Facility Obligations, upon the Discharge of Revolving Facility Obligations, subject to the rights of the Revolving Facility Secured Parties under Section 6.17; and

(ii) with respect to the Term Loan Security Agent, the Term Loan Secured Parties and the Term Loan Obligations, upon the Discharge of Term Loan Obligations, subject to the rights of the Term Loan Secured Parties under Section 6.17.

6.3. Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement by the Term Loan Security Agent or the Revolving Facility Security Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent; provided that additional Grantors may be added as parties hereto in accordance with the provisions of Section 6.16. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Borrower nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, obligations, interests or privileges are directly affected (which includes any amendment to the Grantors’ ability to cause additional obligations to constitute Term Loan Obligations or Revolving Facility Obligations as any Borrower and/or any other Grantor may designate).

(b) It is understood that the Revolving Facility Security Agent and the Term Loan Security Agent, without the consent of any other Revolving Facility Secured Party or Term Loan Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate (i) to facilitate having additional indebtedness or other obligations of any of the Grantors become Revolving Facility Obligations or Term Loan Obligations, as the case may be, under this Agreement, (ii) to give effect to any amendments contemplated by Sections 2.4(f)(i) or 3.4(f)(i) in connection with a Permitted Refinancing of Term Loan Obligations or Revolving Facility Obligations, as applicable or (iii) to effectuate the subordination of Liens granted pursuant to Sections 6.02(o), (t) or (u) of the Revolving Facility Credit Agreement or the Term Loan Credit Agreement (or any Permitted Refinancing thereof) to (x) the Liens on the Term Loan First Lien Collateral securing the Revolving Facility Obligations and the First Lien Term Obligations and (y) the Liens on the Revolving Facility First Lien Collateral securing Revolving Facility Obligations and the First Lien Term Obligations (the indebtedness or other obligations described in clauses (i) and (iii), “Additional Debt”), which supplemental agreement shall, except in the case of preceding clauses (ii) and (iii), specify whether such Additional Debt constitutes Revolving Facility Obligations or Term Loan Obligations; provided that such Additional Debt is permitted to be incurred under the Revolving Facility Credit Agreement and the Term Loan Credit Agreement then extant in accordance with the terms thereof, and each of the Revolving Facility Security Agent and the Term Loan Security Agent shall execute and deliver such supplemental agreement at the other’s request (or upon the request of the Borrower Agent) and such supplemental agreement may contain additional intercreditor terms applicable solely to the holders of such Additional Debt vis-à-vis the holders of the relevant obligations hereunder.

6.4. Information Concerning Financial Condition of Borrowers and their Subsidiaries. The Term Loan Security Agent and the Term Loan Secured Parties, on the one hand, and the Revolving Facility Security Agent and the Revolving Facility Secured Parties, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of each Borrower and its Subsidiaries and all endorsers and/or guarantors of the Term Loan Obligations or the Revolving Facility Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Facility Obligations or the Term Loan Obligations. The Term Loan Security Agent and Term Loan Secured Parties shall have no duty to advise the Revolving Facility Security Agent or any Revolving Facility Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. The Revolving Facility Security Agent and Revolving Facility Secured Parties shall have no duty to advise the Term Loan Security Agent or any Term Loan Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Term Loan Security Agent or any of the Term Loan Secured Parties, on the one hand or the Revolving Facility Security Agent or any of the Revolving Facility Secured Parties, on the other hand, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party hereto, it or they shall be under no obligation (w) to make, and such informing arty shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

6.5. Submission to Jurisdiction; Waivers. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE

STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.6; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.5(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.6. Notices. All notices to the Revolving Facility Secured Parties and the Term Loan Secured Parties permitted or required under this Agreement shall also be sent to the Revolving Facility Security Agent and the Term Loan Security Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

6.7. Further Assurances. The Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, and the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, and each Grantor, agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as the Term Loan Security Agent or the Revolving Facility Security Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

6.8. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.

6.9. Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto, the Term Loan Secured Parties, the Revolving Facility Secured Parties and their respective successors and assigns.

6.10. Specific Performance. Each of the Term Loan Security Agent and the Revolving Facility Security Agent may demand specific performance of this Agreement. The Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, and the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Term Loan Security Agent or the Revolving Facility Security Agent, as the case may be.

6.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

6.13. Authorization; No Conflict. Each of the parties hereto represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

6.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the Term Loan Secured Parties, the Revolving Facility Secured Parties and each of their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder other than the Grantors under Section 6.3 and under any provision hereof purporting to preserve any right of, or directly affecting, any Grantor under this Agreement or any Term Loan Document or Revolving Facility Document).

6.15. Provisions Solely to Define Relative Rights. (a) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights and remedies the Term Loan Secured Parties on the one hand and the Revolving Facility Secured Parties on the other hand. Except as expressly provided in Section 6.14, none of the Borrowers, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of each Borrower or any other Grantor, which are absolute and unconditional, to pay the Term Loan Obligations and the Revolving Facility Obligations as and when the same shall become due and payable in accordance with their terms.

(b) Nothing in this Agreement shall relieve any Borrower or any other Grantor from the performance of any term, covenant, condition or agreement on such Borrower’s or such Grantor’s part to be performed or observed under or in respect of any of the Collateral pledged by it or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on any Security Agent to perform or observe any such term, covenant, condition or agreement on such Borrower’s or such other Grantor’s part to be so performed or observed or impose any liability on any Security Agent for any act or omission on the part of such Borrower or such other Grantor relative thereto or for any breach of any representation or warranty on the part of such Borrower or such other Grantor contained in this Agreement or any Revolving Facility Document or any Term Loan Document, or in respect of the Collateral pledged by it. The obligations of each Borrower and each other Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of such Borrower’s or such other Grantor’s other obligations hereunder.

(c) Each of the Security Agents acknowledges and agrees that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other Revolving Facility Document or any Term Loan Document. Except as otherwise provided in this Agreement, each of the Security Agents and the Administrative Agents will be entitled to manage and supervise their respective extensions of credit to each Borrower or any of its Subsidiaries in accordance with law and their usual practices, modified from time to time as they deem appropriate.

6.16. Additional Grantors. Each Borrower will cause each Person that becomes a Grantor or is a Domestic Subsidiary (other than an Excluded Subsidiary) required by any Term Loan Document or Revolving Facility Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower Agent shall promptly provide each Security Agent with a copy of each Intercreditor Agreement Joinder executed and delivered pursuant to this Section 6.16. 6.17. Avoidance Issues. If any Revolving Facility Secured Party or Term Loan Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of each Borrower or any other Grantor any amount (a “Recovery”), then such Revolving Facility Secured Party or Term Loan Secured Party, as applicable, shall be entitled to a reinstatement of Revolving Facility Obligations or Term Loan Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.18. Subrogation. (a) Subject to the Discharge of Term Loan Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Revolving Facility Secured Parties or Revolving Facility Security Agent pay over to the Term Loan Security Agent or any of the other Term Loan Secured Parties under the terms of this Agreement with respect to any Term Loan First Lien Collateral, the Revolving Facility Secured Parties and the Revolving Facility Security Agent shall be subrogated to the rights of the Term Loan Security Agent and such other Term Loan Secured Parties; provided that, the Revolving Facility Security Agent, on behalf of itself and the Revolving Facility Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Obligations has occurred. Each Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Revolving Facility Security

Agent or the other Revolving Facility Secured Parties and paid over to the Term Loan Security Agent or the other Term Loan Secured Parties pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Revolving Facility Obligations owed by each Borrower or any other Grantor under the Revolving Facility Documents.

(b) Subject to the Discharge of Revolving Facility Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Term Loan Secured Parties or Term Loan Security Agent pay over to the Revolving Facility Security Agent or any of the other Revolving Facility Secured Parties under the terms of this Agreement with respect to the Revolving Facility First Lien Collateral, the Term Loan Secured Parties and the Term Loan Security Agent shall be subrogated to the rights of the Revolving Facility Security Agent and the other Revolving Facility Secured Parties; provided that, the Term Loan Security Agent, on behalf of itself and the Term Loan Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Facility Obligations has occurred. Each Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Term Loan Security Agent or the other Term Loan Secured Parties and paid over to the Revolving Facility Security Agent or the other Revolving Facility Secured Parties pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Term Loan Obligations owed by each Borrower or any other Grantor under the Term Loan Documents.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

PC INTERMEDIATE HOLDINGS, INC. PC MERGER SUB, INC. PC FINANCE SUB, INC.

By:	/s/ Todd M. Abbrecht
Name:	Todd M. Abbrecht
Title:	President

PARTY CITY HOLDINGS INC.

PARTY CITY CORPORATION

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

ANAGRAM INTERNATIONAL, INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC. AM-SOURCE, LLC

AMSCAN HOLDINGS, INC.

AMSCAN INC.

FACTORY CARD & PARTY OUTLET CORP. FACTORY CARD OUTLET OF AMERICA LTD. GAGS AND GAMES, INC.

M&D INDUSTRIES, INC.

PA ACQUISITION CORP.

PARTY AMERICA FRANCHISING, INC.

SSY REALTY CORP.

By:	/s/ Michael A. Correale
Name:	Michael A. Correale
Title:	Vice President

JCS PACKAGING, INC. TRISAR, INC.

By:	/s/ Michael A. Correale
Name:	Michael A. Correale
Title:	Assistant Treasurer

Signature Page – lntercreditor Agreement

Address:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Revolving Facility Security Agent

60 Wall Street	By:	/s/ Dusan Lazarov
New York, NY 10005	Title:	Dusan Lazarov
Attention: Dusan Lasarov		Director
Fax No.: (212) 250-0211
	By:	/s/ Courtney E. Meehan
	Title:	Courtney E. Meehan
Vice President

Address:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Term Loan Security Agent

60 Wall Street	By:	/s/ Dusan Lazarov
New York, NY 10005	Title:	Dusan Lazarov
Attention: Dusan Lasarov		Director
Fax No.: (212) 250-0211
	By:	/s/ Courtney E. Meehan
	Title:	Courtney E. Meehan
Vice President

Signature Page – Intercreditor Agreement

EXHIBIT A

to Intercreditor Agreement

FORM OF

INTERCREDITOR AGREEMENT JOINDER

The undersigned,                             , a                     , hereby agrees to become party as [a Grantor] [an Revolving Facility Security Agent] [a Term Loan Security Agent] under the Intercreditor Agreement dated as of July 27, 2012 (the “Intercreditor Agreement”) among PC INTERMEDIATE HOLDCO, INC. a Delaware corporation, PC MERGER SUB, INC., a Delaware corporation (to be merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation), PC FINANCE SUB, INC., a Delaware corporation (to be merged with and into PARTY CITY CORPORATION, a Delaware corporation), the other GRANTORS from time to time party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as Revolving Facility Security Agent, and DBTCA, as Term Loan Security Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Section 6 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                     , 20    .

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By:
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